     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 3, 1997
                                                  REGISTRATION NOS. 333-
                                                                    333-
                                                                    333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

         THE SOUTHERN COMPANY                           4911
SOUTHERN COMPANY CAPITAL FUNDING, INC.                  6719
   SOUTHERN COMPANY CAPITAL TRUST I                     6733
(EXACT NAME OF REGISTRANT AS SPECIFIED      (PRIMARY STANDARD INDUSTRIAL
            IN ITS CHARTER)                  CLASSIFICATION CODE NUMBER)

               DELAWARE                              58-0690070
               DELAWARE                              APPLIED FOR
               DELAWARE                              APPLIED FOR
                                           (I.R.S. EMPLOYER IDENTIFICATION
    (STATE OR OTHER JURISDICTION OF                    NUMBER)
    INCORPORATION OR ORGANIZATION)
                          270 PEACHTREE STREET, N.W.
                            ATLANTA, GEORGIA 30303
                                (770) 393-0650
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                EACH REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           TOMMY CHISHOLM, SECRETARY
                             THE SOUTHERN COMPANY
                          270 PEACHTREE STREET, N.W.
                            ATLANTA, GEORGIA 30303
                                (770) 393-0650
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                   OF AGENT FOR SERVICE OF EACH REGISTRANT)

                 PLEASE SEND COPIES OF ALL CORRESPONDENCE TO:
            W.L. WESTBROOK                        JOHN D. MCLANAHAN
       FINANCIAL VICE PRESIDENT                 TROUTMAN SANDERS LLP
         THE SOUTHERN COMPANY          600 PEACHTREE STREET, N.E., SUITE 5200
         270 PEACHTREE STREET                  ATLANTA, GEORGIA 30308
        ATLANTA, GEORGIA 30303                     (404) 885-3000
            (770) 393-0650

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the Registration Statement becomes effective.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                                          PROPOSED
                                                          MAXIMUM     PROPOSED MAXIMUM   AMOUNT OF
         TITLE OF EACH CLASS OF           AMOUNT TO BE OFFERING PRICE     AGGREGATE     REGISTRATION
      SECURITIES TO BE REGISTERED          REGISTERED   PER UNIT(1)   OFFERING PRICE(1)    FEE(2)
----------------------------------------------------------------------------------------------------
Exchange Capital Securities, Liquidation
 Amount $1,000 per Capital Security, of
 Southern Company Capital Trust I.......  $325,000,000      100%        $325,000,000      $98,485
----------------------------------------------------------------------------------------------------
Exchange Series A Junior Subordinated
 Deferrable Interest Notes of Southern
 Company Capital Funding, Inc.(2).......
----------------------------------------------------------------------------------------------------
The Southern Company Exchange Capital
 Securities Guarantees(3)(4)............
----------------------------------------------------------------------------------------------------
The Southern Company Exchange Junior
 Subordinated Notes Guarantee(3)(4).....
----------------------------------------------------------------------------------------------------
Total(5)................................  $325,000,000      100%        $325,000,000      $98,485
----------------------------------------------------------------------------------------------------

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(1) Estimated for the sole purpose of computing the registration fee. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the Exchange Capital Securities Guarantee (the "Exchange Capital Securities Guarantee").
(2) No separate consideration will be received for the Exchange Series A
  Junior Subordinated Deferrable Interest Notes (the "Exchange Junior Subordinated Notes") distributed upon any liquidation of Southern Company Capital Trust I.

(3) No separate consideration will be received for the Exchange Capital Securities Guarantee or the Exchange Notes Guarantee.
(4) This Registration Statement (as the same may be amended from time to time (the "Registration Statement")) is deemed to cover rights of holders of Exchange Capital Securities of Southern Company Capital Trust I under the Trust Agreement, the rights of holders of Exchange Junior Subordinated Notes under the Indenture, the rights of the holders of such Exchange Capital Securities under the Exchange Capital Securities Guarantee, the rights of holders of the Exchange Junior Subordinated Notes under the Exchange Notes Guarantee and certain backup undertakings as described herein.
(5) Such amount represents the liquidation amount of the Southern Company Capital Trust I Exchange Capital Securities to be exchanged hereunder and the principal amount of Exchange Junior Subordinated Notes that may be distributed to holders of such Exchange Capital Securities upon any liquidation of Southern Company Capital Trust I.
                                ---------------
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED JUNE 3, 1997

                        SOUTHERN COMPANY CAPITAL TRUST I

                             OFFER TO EXCHANGE ITS
                       8.19% EXCHANGE CAPITAL SECURITIES
           (LIQUIDATION AMOUNT $1,000 PER EXCHANGE CAPITAL SECURITY)
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                       8.19% ORIGINAL CAPITAL SECURITIES
           (LIQUIDATION AMOUNT $1,000 PER ORIGINAL CAPITAL SECURITY)

                                  ------------
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                    [LOGO OF SOUTHERN COMPANY APPEARS HERE]

                                  ------------
  THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
                  CITY TIME, ON      , 1997, UNLESS EXTENDED.

  Southern Company Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $325,000,000 aggregate liquidation amount of its 8.19% Exchange Capital Securities (the "Exchange Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like liquidation amount of its outstanding 8.19% Capital Securities (the "Original Capital Securities"), of which $325,000,000 aggregate liquidation amount are issued and outstanding. Pursuant to the Exchange Offer, (i) The Southern Company, a Delaware corporation ("Southern"), is also offering to exchange its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Original Capital Securities (the "Original Capital Securities Guarantee") for a like guarantee in respect of the Exchange Capital Securities (the "Exchange Capital Securities Guarantee") and (ii) Southern Company Capital Funding, Inc., a Delaware corporation ("Capital") and an indirect, wholly-owned subsidiary of Southern, is offering to exchange $335,052,000 aggregate principal amount of its Series A 8.19% junior subordinated deferrable interest notes due February 1, 2037 (the "Original Junior Subordinated Notes") for a like aggregate principal amount of its Series A 8.19% exchange junior subordinated deferrable interest notes due February 1, 2037 (the "Exchange Junior Subordinated Notes"). Southern has irrevocably and unconditionally guaranteed the due and punctual payment of the Original Junior Subordinated Notes (the "Original Notes Guarantee") and will likewise guarantee payment of the Exchange Junior Subordinated Notes (the "Exchange Notes Guarantee"). The Exchange Capital Securities Guarantee, Exchange Junior Subordinated Notes and Exchange Notes Guarantee also have been registered under the Securities Act. The Original Capital Securities, the Original Capital Securities Guarantee, the Original Junior Subordinated Notes and the Original Notes Guarantee are collectively referred to herein as the "Original Securities" and the Exchange Capital Securities, the Exchange Capital Securities Guarantee, the Exchange Junior Subordinated Notes and the Exchange Notes Guarantee are collectively referred to herein as the "Exchange Securities."

  This Prospectus and the Letter of Transmittal are first being mailed to all
holders of Original Capital Securities on      , 1997.

                                  ----------

  SEE "RISK FACTORS" BEGINNING ON PAGE 18 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER ORIGINAL CAPITAL SECURITIES IN THE EXCHANGE OFFER.

                                  ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is      , 1997.

(Continued from the previous page)

  The terms of the Exchange Securities are identical in all material respects to the respective terms of the Original Securities, except that (i) the Exchange Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Original Securities, (ii) the Exchange Capital Securities will not contain the $100,000 minimum liquidation amount transfer restriction, (iii) the Exchange Capital Securities will not provide for any increase in the distribution rate thereon and (iv) the Exchange Junior Subordinated Notes will not provide for any increase in the interest rate thereon. See "Description of the Exchange Capital Securities," "Description of the Exchange Junior Subordinated Notes" and "Description of the Original Securities." The Exchange Capital Securities are being offered for exchange in order to satisfy certain obligations of Southern, Capital and the Trust under the Registration Rights Agreement dated as of February 1, 1997 (the "Registration Rights Agreement") among Southern, Capital, the Trust and the Initial Purchasers (as defined herein). In the event that the Exchange Offer is consummated, any Original Capital Securities which remain outstanding after consummation of the Exchange Offer and the Exchange Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Trust Agreement (as defined herein).

  The Exchange Capital Securities and the Original Capital Securities (collectively, the "Capital Securities") represent preferred undivided beneficial interests in the assets of the Trust. Capital is the owner of all of the undivided beneficial interests represented by common securities of the Trust (the "Common Securities," and together with the Capital Securities, the "Trust Securities"). Bankers Trust Company is the Property Trustee (the "Property Trustee") of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities, investing the proceeds thereof in the Junior Subordinated Notes (as defined herein) and exchanging the Original Junior Subordinated Notes for the Exchange Junior Subordinated Notes in the Exchange Offer. The Junior Subordinated Notes will mature on February 1, 2037. Under certain conditions, Capital has the right to advance the maturity date of the Junior Subordinated Notes. See "Description of the Exchange Junior Subordinated Notes--Conditional Right to Advance Maturity." The Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of the Exchange Capital Securities."

  The Junior Subordinated Notes will be unsecured obligations of Capital and will be subordinate and junior in right of payment to all Senior Indebtedness of Capital, as described herein. See "Description of the Exchange Junior Subordinated Notes--Subordination." The Notes Guarantee will be an unsecured obligation of Southern and will be subordinate and junior in right of payment to all Senior Indebtedness of Southern. See "Description of the Exchange Notes Guarantee." Holders of the Capital Securities are entitled to receive cumulative cash distributions at the rate of 8.19% per annum (the "Securities Rate"), accruing from February 4, 1997 and payable, unless deferred, semi-annually in arrears on February 1 and August 1 of each year (each, a "Distribution Date").

  The Securities Rate and the Distribution Dates for the Capital Securities will correspond to the interest rate and interest and other payment dates on the Junior Subordinated Notes, which will constitute substantially all the assets of the Trust. As a result, if principal or interest is not paid on the Junior Subordinated Notes, no amounts will be paid on the Capital Securities. CAPITAL HAS THE RIGHT TO DEFER PAYMENTS OF INTEREST ON THE JUNIOR SUBORDINATED NOTES BY EXTENDING THE INTEREST PAYMENT PERIOD ON THE JUNIOR SUBORDINATED NOTES, AT ANY TIME AND FROM TIME TO TIME, FOR UP TO 10 CONSECUTIVE SEMI-ANNUAL PERIODS (EACH, AN "EXTENSION PERIOD"). If interest payments are so deferred, distributions on the Capital Securities also will be deferred and neither Southern nor Capital will be permitted, subject to certain exceptions described herein, to declare or pay any dividend or distribution on any of its capital stock or make any guarantee payments with respect to the foregoing, or make any payment on any debt securities issued by it which rank pari passu with or junior to the Junior Subordinated Notes or the Notes Guarantee. During any Extension Period, holders of Capital Securities will be required to include income in the form of original issue discount ("OID") in their gross income for United States federal income tax purposes in advance of the receipt of the cash payments attributable to such deferred interest. See "Description of the Exchange Junior Subordinated Notes--Option to Extend Interest Payment Period," "Risk Factors--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Considerations--

Original Issue Discount" and "--Market Discount." Deferred installments of interest on the Junior Subordinated Notes will bear interest, compounded semi-annually, at a rate per annum equal to the Securities Rate to the extent permitted by applicable law. The payment of such deferred interest, together with interest thereon, will be distributed to the holders of the Capital Securities as received at the end of any Extension Period.

  The Trust Securities are subject to mandatory redemption upon repayment of the Junior Subordinated Notes at maturity or their earlier redemption. The Junior Subordinated Notes are redeemable at the option of Capital (in whole or in part), from time to time, on or after February 1, 2007, or at any time in whole upon the occurrence of a Tax Event or Investment Company Act Event (either, a "Special Event"). Upon the occurrence of a Special Event, Capital will have the option to redeem the Junior Subordinated Notes (and the Trust Securities will also be redeemed) or distribute the Junior Subordinated Notes pro rata to the holders of the Trust Securities. See "Description of the Exchange Capital Securities--Special Event Redemption or Distribution."

  The payment of distributions on the Capital Securities is guaranteed by Southern under the Capital Securities Guarantee Agreement, but only to the extent that the Trust has funds legally and immediately available therefor (the "Capital Securities Guarantee"). If Capital fails to make required payments on the Junior Subordinated Notes, the Trust will not have sufficient funds to pay such distributions, and the Capital Securities Guarantee does not cover the payment of distributions when the Trust does not have sufficient funds legally available therefor. In such event, the remedy of a holder of Capital Securities is to enforce the Junior Subordinated Notes and the Notes Guarantee. See "Description of the Exchange Junior Subordinated Notes" and "Description of the Exchange Notes Guarantee." Southern's obligations under the Capital Securities Guarantee are subordinate and junior in right of payment to all of its other liabilities and will rank pari passu (equal in priority) with the most senior preferred stock of Southern. See "Description of the Exchange Capital Securities Guarantee." Southern and Capital have, through the Capital Securities Guarantee, the Notes Guarantee, the Subordinated Note Indenture, the Junior Subordinated Notes, the Trust Agreement and the Agreement as to Expenses and Liabilities, fully and unconditionally guaranteed, subject to certain subordination provisions, all the Trust's obligations with respect to the Capital Securities.

  In the event of the voluntary or involuntary dissolution, winding-up or termination of the Trust, the holders of the Capital Securities will be entitled to receive, for each Capital Security, a liquidation amount of $1,000 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless in connection with such dissolution, winding-up or termination, the Junior Subordinated Notes are distributed to the holders of the Capital Securities. See "Description of the Exchange Capital Securities-- Liquidation Distribution Upon Dissolution."

  Except as described herein, the Capital Securities initially will be represented by a global certificate or certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in such Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by Participants (as defined herein) in DTC. Except as described herein, Capital Securities in certificated form will not be issued in exchange for the global certificates. See "Description of the Exchange Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer."

  The Trust is making the Exchange Offer of the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither Southern, Capital nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, Southern, Capital and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such

Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of Southern, Capital or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

  Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of Southern, Capital or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. In addition, Southern, Capital and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to Southern, Capital and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) on behalf of whom such holder holds the Original Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, Southern, Capital and the Trust believe that broker-dealers who acquired Original Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities acquired by such broker-dealer as a result of market-making activities or other trading activities. Southern, Capital and the Trust and have agreed that, for a period not exceeding 90 days after the Expiration Date (as defined herein), they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify Southern, Capital or the Trust, or cause Southern, Capital or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of Southern, Capital or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer-- Resales of Exchange Capital Securities."

  In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message (as defined herein), that upon receipt of notice from Southern, Capital or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Capital Securities Guarantee, the Exchange Notes Guarantee or the Exchange Junior Subordinated Notes, as applicable) pursuant to this Prospectus until Southern, Capital or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or Southern, Capital or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Capital Securities Guarantee, Exchange Notes Guarantee or the Exchange Junior Subordinated Notes, as applicable) may be resumed, as the case may be. If Southern, Capital or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Capital Securities Guarantee, Exchange Notes Guarantee or the Exchange Junior Subordinated Notes, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which Southern, Capital or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Capital Securities Guarantee, Exchange Notes Guarantee or the Exchange Junior Subordinated Notes, as applicable) may be resumed, as the case may be.

  Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Original Capital Securities. The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Although Lehman Brothers Inc., Goldman, Sachs & Co., Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Salomon Brothers Inc and J.P. Morgan Securities Inc., the initial purchasers of the Original Capital Securities (the "Initial Purchasers"), have informed Southern, Capital and the Trust that they each currently intend to make a market in the Exchange Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. Southern, Capital and the Trust currently do not intend to apply for listing of the Exchange Capital Securities on any securities exchange or for quotation through the NASD Automated Quotation System.

  Any Original Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Original Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither Southern, Capital nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Original Capital Securities held by them. To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities."

  THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF ORIGINAL CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

  Original Capital Securities may be tendered for exchange on or prior to 5:00
p.m., New York City time, on      , 1997 (such time on such date being
hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by Southern, Capital or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum liquidation amount of Original Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by Southern, Capital or the Trust and to the terms and provisions of the Registration Rights Agreement. Original Capital Securities may be tendered in whole or in part having an aggregate liquidation amount of not less than $100,000 (100 Original Capital Securities) or any integral multiple of $1,000 liquidation amount (one Original Capital Security) in excess thereof. Southern has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Holders of the Original Capital Securities whose Original Capital Securities are accepted for exchange will not receive distributions on such Original Capital Securities and will be deemed to have waived the right to receive any distributions on such Original Capital Securities accumulated from and after February 4, 1997. Accordingly, holders of Exchange Capital Securities as of the record date for the payment of distributions on August 1, 1997 will be entitled to receive distributions accumulated from and after February 4, 1997. See "The Exchange Offer-- Distributions on Exchange Capital Securities."

  Neither Southern, Capital nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."


                               ----------------


  As used herein, as the context may require, (i) "Capital Securities" and "Trust Securities" include the Original Capital Securities and the Exchange Capital Securities, (ii) "Junior Subordinated Notes" includes the Original Junior Subordinated Notes and the Exchange Junior Subordinated Notes, (iii) "Capital Securities Guarantee" includes the Original Capital Securities Guarantee and the Exchange Capital Securities Guarantee and (iv) "Notes Guarantee" includes the Original Notes Guarantee and the Exchange Notes Guarantee.

                             AVAILABLE INFORMATION

  Southern is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants including Southern that file electronically at http://www.sec.gov. In addition, reports and other material concerning Southern may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which Exchange the common stock of Southern is listed.

  No separate financial statements of Capital or the Trust have been included herein. Southern, Capital and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because each of Capital and the Trust is a special purpose entity, has no significant operating history or independent operations and is not engaged in and does not propose to engage in any activity other than, in the case of Capital, obtaining financing for Southern and direct and indirect subsidiaries of Southern other than the operating affiliates (as defined herein) and, in the case of the Trust, holding as trust assets the Junior Subordinated Notes, issuing the Trust Securities and engaging in other activities as are necessary, advisable or incidental thereto. See "Southern Company Capital Funding, Inc.," "Southern Company Capital Trust I," "Description of the Exchange Capital Securities," "Description of the Exchange Junior Subordinated Notes," "Description of the Exchange Notes Guarantee," and "Description of the Exchange Capital Securities Guarantee." In addition, Southern does not expect that Capital or the Trust will file reports, proxy statements and other information under the Exchange Act with the Commission.

  This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by Southern, Capital and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to Southern, Capital, the Trust and the Exchange Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents have been filed by Southern with the Commission pursuant to the Exchange Act and are incorporated herein by reference and made a part of this Prospectus:

    (a)Southern's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;
    (b)Southern's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and
    (c)Southern's Current Report on Form 8-K dated February 12, 1997.

  All documents filed by Southern with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated herein by reference and made a part of this Prospectus from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  SOUTHERN WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN THE EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE). SUCH REQUESTS SHOULD BE DIRECTED TO TOMMY CHISHOLM, SECRETARY, THE SOUTHERN COMPANY, 270 PEACHTREE STREET, N.W., ATLANTA, GEORGIA 30303,
TELEPHONE: (770) 393-0650.

                                    SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information contained elsewhere in this Prospectus or incorporated herein by reference.

                              THE SOUTHERN COMPANY

  Southern was incorporated under the laws of Delaware on November 9, 1945. Southern is domesticated under the laws of Georgia and is qualified to do business as a foreign corporation under the laws of Alabama. The principal executive offices of Southern are located at 270 Peachtree Street, N.W., Atlanta, Georgia 30303, and the telephone number is (770) 393-0650.

  Southern owns all the outstanding common stock of Alabama Power Company ("ALABAMA"), Georgia Power Company ("GEORGIA"), Gulf Power Company ("GULF"), Mississippi Power Company ("MISSISSIPPI") and Savannah Electric and Power Company ("SAVANNAH") (ALABAMA, GEORGIA, GULF, MISSISSIPPI and SAVANNAH being collectively referred to herein as the "operating affiliates"), each of which is an operating public utility company, and of Southern Company Services, Inc. (the system service company). ALABAMA and GEORGIA each owns 50% of the outstanding common stock of Southern Electric Generating Company ("SEGCO"). The operating affiliates supply electric service in the states of Alabama, Georgia, Florida, Mississippi and Georgia, respectively, and SEGCO owns generating units at a large electric generating station which supplies power to ALABAMA and GEORGIA. Southern also owns all the outstanding common stock of Southern Energy, Inc. ("Southern Energy"), The Southern Development and Investment Group, Inc. ("Southern Development"), Southern Nuclear Operating Company, Inc. ("Southern Nuclear") and Southern Communications Services, Inc. ("Southern Communications"). Southern Energy designs, builds, owns and operates power production and delivery facilities and provides a broad range of technical services to industrial companies and utilities in the United States and a number of international markets. Southern Development explores, develops and markets energy management services and other business lines relating to Southern's core business of generating and distributing energy. Southern Nuclear provides services to the Southern electric system's nuclear plants. Southern Communications provides digital wireless communications services to the operating affiliates and regional non-affiliates.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

                                       YEAR ENDED DECEMBER 31,
                           ----------------------------------------------------
                                                                      TWELVE
                                                                      MONTHS
                                                                       ENDED
                                                                     APRIL 30,
                                                                      1997(1)
                            1992   1993   1994(1) 1995(1)  1996(1)  (UNAUDITED)
                           ------ ------ ------   ------- -------   -----------
                             (MILLIONS, EXCEPT PER SHARE DATA AND RATIOS)
Operating Revenues.......  $8,073 $8,489 $8,297   $9,180  $10,358     $10,576
Income Before Interest
Charges..................  $1,793 $1,827 $1,756   $1,900  $ 1,944     $ 1,951
Consolidated Net Income..  $  953 $1,002 $  989   $1,103  $ 1,127     $ 1,064
Earnings per Share of
Common Stock.............  $ 1.51 $ 1.57 $ 1.52   $ 1.66  $  1.68     $  1.58
Dividends Paid per Share
of Common Stock..........  $ 1.10 $ 1.14 $ 1.18   $ 1.22  $  1.26     $  1.27
Ratio of Earnings to
Fixed Charges (2)........    3.23   3.41   3.63     3.75     3.68        3.42
Ratio of Earnings to
 Fixed Charges Plus
 Preferred Dividend
 Requirements
 (Pre-Income Tax Basis)
 (3).....................    2.66   2.84   3.01     3.13     3.12        2.95

                                                       CAPITALIZATION AS OF
                                                           MARCH 31,1997
                                                      ------------------------
                                                      ACTUAL  AS ADJUSTED(4)
                                                      ------- ----------------
                                                         (MILLIONS, EXCEPT
                                                           PERCENTAGES)
Common Stock Equity.................................. $ 9,262 $  9,262   43.4%
Preferred Stock of Subsidiaries......................     833      833    3.9
Subsidiary Obligated Mandatorily Redeemable Capital
 and Preferred Securities............................   1,354    1,554    7.3
Long-Term Debt.......................................   9,700    9,700   45.4
                                                      ------- -------- ------
 Total, excluding amounts due within one year of $583
 million............................................. $21,149 $ 21,349  100.0%
                                                      ======= ======== ======

--------
(1) "Income Before Interest Charges" and "Consolidated Net Income" for the years ended December 31, 1994, 1995 and 1996 and the twelve months ended April 30, 1997 reflect charges of approximately $61,000,000, $17,000,000, $53,000,000 and $39,000,000, respectively, after taxes relating to benefits provided pursuant to work force reduction programs.
(2) This ratio is computed as follows: (i) "Earnings" have been calculated by adding to "Income Before Interest Charges" all income taxes deducted therefrom and the debt portion of allowance for funds used during construction; and (ii) "Fixed Charges" consist of "Net Interest Charges" plus the debt portion of allowance for funds used during construction.
(3) In computing this ratio, "Preferred Dividend Requirements" represent the before-tax earnings necessary to pay such dividends, computed at the effective tax rates for the applicable periods.
(4) Reflects the contemplated issuance of $200,000,000 aggregate liquidation amount of new preferred securities for the benefit of Southern.

                     SOUTHERN COMPANY CAPITAL FUNDING, INC.

  Capital was established to obtain financing for Southern and direct and indirect subsidiaries of Southern other than the operating affiliates. Capital does not and will not engage in business activities other than such financing.

  Capital was incorporated under the laws of Delaware on January 24, 1997 and is a wholly-owned subsidiary of SEI Holdings, Inc., which itself is a wholly-owned subsidiary of Southern. The principal executive offices of Capital are located at 270 Peachtree Street, N.W., Atlanta, Georgia 30303, and the telephone number is (770) 393-0650.

           [CHART SHOWING ORIGINAL SECURITIES OFFERING APPEARS HERE]

                               THE EXCHANGE OFFER

The Exchange Offer..........  Up to $325,000,000 aggregate liquidation amount of Exchange Capital Securities are being offered in exchange for a like aggregate liquidation amount of Original Capital Securities. Original Capital Securities may be tendered for exchange in whole or in part in a liquidation amount of $100,000 (100 Original Capital Securities) or any integral multiple of $1,000 (one Original Capital Security) in excess thereof. Southern, Capital and the Trust are making the Exchange Offer in order to satisfy their obligations under the Reg-istration Rights Agreement relating to the Origi-nal Capital Securities. For a description of the procedures for tendering Original Capital Se-curities, see "The Exchange Offer--Procedures for Tendering Original Capital Securities."

Expiration Date.............  5:00 p.m., New York City time, on    , 1997, un-
                              less the Exchange Offer is extended by Southern, Capital or the Trust (in which case the Expira-tion Date will be the latest date and time to which the Exchange Offer is extended). See "The
                              Exchange Offer--Terms of the Exchange Offer."

Conditions to the Exchange    The Exchange Offer is subject to certain condi-
 Offer......................  tions, which may be waived by Southern, Capital and the Trust in their sole discretion. The Ex-change Offer is not conditioned upon any minimum liquidation amount of Original Capital Securities being tendered. See "The Exchange Offer--Condi-tions to the Exchange Offer." Southern, Capital and the Trust reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Original Capital Securities for exchange, (ii) to terminate the Exchange Of-fer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Original Capi-tal Securities tendered pursuant to the Exchange
                              Offer, subject, however, to the right of holders of Original Capital Securities to withdraw their tendered Original Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The
                              Exchange Offer--Terms of the Exchange Offer."

Withdrawal Rights...........  Tenders of Original Capital Securities may be
                              withdrawn at any time on or prior to the Expira-tion Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures set forth below under "The Exchange Offer--Withdrawal Rights."

Procedures for Tendering
 Original Capital             Tendering holders of Original Capital Securities
 Securities.................  must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other re-quired documents, to the Exchange Agent, either with the Original Capital Securities to be ten-dered or in compliance with the specified proce-dures for guaranteed delivery of Original Capital Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of Original Capital Secu-rities registered in the name of a broker, deal-er, commercial bank, trust company or other nomi-nee are urged to contact such person promptly if they wish to tender Original Capital Securities pursuant to the Exchange Offer. See "The Exchange
                              Offer--Procedures for Tendering Original Capital
                              Securities."

                              Letters of Transmittal and certificates repre-senting Original Capital Securities should not be sent to Southern, Capital or the Trust. Such doc-uments should only be sent to the Exchange Agent.

Resales of Exchange Capital
 Securities.................  Southern, Capital and the Trust are making the
                              Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither Southern, Capital nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Fi-nance of the Commission would make a similar de-termination with respect to the Exchange Offer as it has in such interpretive letters to third par-ties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, Southern, Capital and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in ex-change for Original Capital Securities may be of-fered for resale, resold and otherwise trans-ferred by a holder thereof (other than a holder who is a broker-dealer) without further compli-ance with the registration and prospectus deliv-ery requirements of the Securities Act, provided that such Exchange Capital Securities are ac-quired in the ordinary course of such holder's business and that such holder is not participat-ing, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of Southern, Capital or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Cap-ital Securities, or any broker-dealer who pur-chased the Original Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the inter-pretations of the staff of the Division of Corpo-ration Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Orig-inal Capital Securities in the Exchange Offer and
                              (c) must comply with the registration and pro-spectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Orig-inal Capital Securities for Exchange Capital Se-curities, then such broker-dealer must deliver a prospectus meeting the requirements of the Secu-rities Act in connection with any resales of such Exchange Capital Securities.

                              Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of Southern, Capital or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrange-ment or understanding with any person to partici-pate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securi-ties, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Ex-change Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Original Capital Se-curities must acknowledge that such Original Cap-ital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities and must agree that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution." The Letter of Transmittal states that, by so acknowledging and by deliver-ing a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Divi-sion of Corporation Finance of the Commission in the interpretive letters referred to above, Southern, Capital and the Trust believe that Par-ticipating Broker-Dealers who acquired Original Capital Securities for their own accounts as a result of market-making activities or other trad-ing activities may fulfill their prospectus de-livery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold al-lotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Ex-change Capital Securities received in exchange for Original Capital Securities where such Origi-nal Capital Securities were acquired by such Par-ticipating Broker-Dealer for its own account as a result of market-making or other trading activi-ties. Subject to certain provisions set forth in the Registration Rights Agreement and to the lim-itations described below under "The Exchange Of-fer--Resales of Exchange Capital Securities," Southern, Capital and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Ex-change Capital Securities for a period not ex-ceeding 90 days after the Expiration Date (sub-ject to extension under certain limited circumstances). See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of Southern, Capital or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery require-ments of the Securities Act in connection with any resale transaction. See "The Exchange Offer-- Resales of Exchange Capital Securities."

Exchange Agent..............
                              The exchange agent with respect to the Exchange Offer is Bankers Trust Company (the "Exchange Agent"). The addresses, and telephone and facsim-ile numbers, of the Exchange Agent are set forth in "The Exchange Offer--Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds.............  Neither Southern, Capital nor the Trust will re-
                              ceive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. See "Use of Proceeds."

Certain United States
 Federal Income Tax
 Consequences; ERISA
 Considerations.............
                              Holders of Original Capital Securities should re-view the information set forth under "Certain Federal Income Tax Considerations" and "Certain ERISA Considerations" prior to tendering Original Capital Securities in the Exchange Offer.

                        THE EXCHANGE CAPITAL SECURITIES

Securities Offered..........  Up to $325,000,000 aggregate liquidation amount of the Trust's Exchange Capital Securities which have been registered under the Securities Act (liquidation amount $1,000 per Exchange Capital Security). The Exchange Capital Securities will be issued and the Original Capital Securities were issued under the Trust Agreement. The Ex-change Capital Securities and any Original Capi-tal Securities which remain outstanding after consummation of the Exchange Offer will vote to-gether as a single class for purposes of deter-mining whether holders of the requisite percent-age in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Descrip-tion of the Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement." The terms of the Exchange Capital Securities are identical in all material respects to the terms of the Original Capital Securities, except that the Exchange Capital Securities have been regis-tered under the Securities Act and will not be subject to certain restrictions on transfer ap-plicable to the Original Capital Securities and will not provide for any increase in the distri-bution rate thereon. See "The Exchange Offer-- Purpose of the Exchange Offer," "Description of the Exchange Capital Securities" and "Description of the Original Securities."

Distribution Dates..........  February 1 and August 1 of each year, commencing
                              August 1, 1997.

Extension Periods...........  Distributions on Capital Securities will be de-
                              ferred for the duration of any Extension Period elected by Capital with respect to the payment of interest on the Junior Subordinated Notes. No Ex-tension Period will exceed 10 consecutive semi-annual periods or extend beyond the stated matu-rity date of the Junior Subordinated Notes. See "Description of the Exchange Junior Subordinated Notes--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Considerations-- Original Issue Discount."

Ranking.....................  The Exchange Capital Securities will rank pari passu, and payments thereon will be made pro ra-ta, with the Original Capital Securities and the Common Securities except as described under "De-scription of the Exchange Capital Securities." The Exchange Junior Subordinated Notes will con-stitute unsecured obligations of Capital and will rank junior in right of payment to all Senior In-debtedness of Capital to the extent and in the manner set forth in the Subordinated Note Inden-ture. See "Description of the Exchange Junior Subordinated Notes--Subordination." Southern's obligation under the Exchange Capital Securities Guarantee to make any Guarantee Payments (as de-fined herein) will rank pari passu with the Orig-inal Capital Securities Guarantee and will con-stitute an unsecured obligation of Southern and will rank subordinate and junior in right of pay-ment to all other liabilities of Southern, except for liabilities made pari passu or subordinate by their terms. See "Description of the Exchange Capital Securities Guarantee--Subordination." The

                              Exchange Notes Guarantee will rank pari passu with the Original Notes Guarantee and will con-stitute an unsecured obligation of Southern and will rank subordinate and junior to all Senior Indebtedness of Southern. See "Description of the Exchange Notes Guarantee."

Redemption..................
                              The Capital Securities are subject to mandatory redemption upon repayment of the Junior Subordi-nated Notes at maturity or their earlier redemp-tion. The Junior Subordinated Notes are redeem-able by Capital in whole or in part at any time on or after February 1, 2007, or at any time in whole upon the occurrence of a Special Event, in each case at the applicable Redemption Price. Upon the occurrence of a Special Event, Capital will have the option to redeem the Junior Subor-dinated Notes (and thus cause the redemption of the Trust Securities), in whole, or distribute the Junior Subordinated Notes pro rata to the holders of the Trust Securities. See "Description of the Exchange Capital Securities--Redemption" and "--Special Event Redemption or Distribution."

                              The Exchange Capital Securities will be issued,
Transfer Restrictions.......  and may be transferred, only in minimum denomina-
                              tions of not less than $1,000. See "Description of the Exchange Capital Securities--Restrictions on Transfer." Any such transfer of Exchange Capi-tal Securities in denominations of less than $1,000 shall be deemed to be void and of no legal effect whatsoever.

ERISA Considerations........
                              Prospective purchasers must carefully consider the restrictions on purchases set forth under "Certain ERISA Considerations."

Absence of Market for the
 Capital Securities.........  The Exchange Capital Securities will be a new is-
                              sue of securities for which there currently is no market. Although the Initial Purchasers have in-formed Southern, Capital and the Trust that they each currently intend to make a market in the Ex-change Capital Securities, the Initial Purchasers are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. If an active market does not develop, the market price and li-quidity of the Exchange Capital Securities may be adversely affected. Southern, Capital and the Trust do not intend to apply for listing of the Exchange Capital Securities on any securities ex-change or for quotation through the NASD Auto-mated Quotation System. See "Plan of Distribu-tion."

Risk Factors................  Prospective investors should carefully consider the matters set forth under "Risk Factors."

                                 RISK FACTORS

  Prospective investors should carefully review the information contained elsewhere in this Prospectus and should consider particularly the following matters in connection with the Exchange Offer and the Exchange Capital Securities offered hereby:

CONSEQUENCES OF A FAILURE TO EXCHANGE ORIGINAL CAPITAL SECURITIES

  The Original Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Original Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Original Capital Securities which remain outstanding will not be entitled to any rights to have such Original Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). Southern, Capital and the Trust do not intend to register under the Securities Act any Original Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected.

  The Exchange Capital Securities and any Original Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of the Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement."

  The Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by July 4, 1997 and declared effective by August 3, 1997, the distribution rate borne by the Original Capital Securities will increase by 0.25% per annum until such registration statement has been filed or declared effective, as the case may be. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of the Original Securities."

EXCHANGE OFFER PROCEDURES

  Issuance of the Exchange Capital Securities in exchange for Original Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Original Capital Securities, a properly completed and duly executed Letter of Transmittal or Agent's Message in lieu thereof and all other required documents. Therefore, holders of the Original Capital Securities desiring to tender such Original Capital Securities in exchange for Exchange Capital Securities should allow sufficient time to ensure timely delivery. Neither Southern, Capital nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of Original Capital Securities for exchange.

RANKING OF AND RIGHTS UNDER THE JUNIOR SUBORDINATED NOTES AND THE NOTES
GUARANTEE

  No amounts will be available to make payments on the Capital Securities except from payments made on the Junior Subordinated Notes. The obligations of Capital under the Junior Subordinated Notes are subordinate and junior in right of payment to all Senior Indebtedness of Capital whenever incurred. Capital currently has no Senior Indebtedness outstanding. The obligations of Southern under the Notes Guarantee will be subordinate and junior to all present and future Senior Indebtedness of Southern. At March 31, 1997, Senior Indebtedness of

Southern aggregated approximately $794,000,000. There are no terms in the Capital Securities, the Junior Subordinated Notes, the Capital Securities Guarantee or the Notes Guarantee that limit Southern's or Capital's ability to incur additional indebtedness, including indebtedness that ranks senior to the Junior Subordinated Notes or the Notes Guarantee. See "Description of the Exchange Capital Securities Guarantee," "Description of the Exchange Junior Subordinated Notes--Subordination" and "Description of the Exchange Notes Guarantee."

RANKING OF AND RIGHTS UNDER THE CAPITAL SECURITIES GUARANTEE

  Southern's obligations under the Capital Securities Guarantee are subordinate and junior in right of payment to all liabilities of Southern and will be pari passu with the most senior preferred stock which may be issued by Southern. If Capital were to default in its obligation to pay amounts payable on the Junior Subordinated Notes, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Capital Securities or otherwise, and in such event holders of the Capital Securities would not be able to rely upon the Capital Securities Guarantee for payment of such amounts.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  Capital has the right under the Subordinated Note Indenture, and at any time, and from time to time, to defer payments of interest on the Junior Subordinated Notes for a period of up to 10 consecutive semi-annual periods (each, an "Extension Period"), but not beyond the maturity of the Junior Subordinated Notes. Prior to the termination of any Extension Period, Capital may further defer payments of interest, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 10 consecutive semi-annual periods. Upon the termination of any Extension Period and the payment of all amounts then due, Capital may select a new Extension Period, subject to the above requirements. There could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Notes. Deferred installments of interest on the Junior Subordinated Notes will bear interest, compounded semi-annually, at a rate per annum equal to the Securities Rate to the extent permitted by applicable law. The payment of such deferred interest, together with interest thereon, will be passed through to the holders of the Capital Securities as received at the end of any Extension Period.

  The only restrictions on Capital's ability to defer payments of interest are that during any Extension Period neither Southern nor Capital may, subject to certain exceptions described herein, (i) pay dividends on or redeem any of its capital stock or (ii) pay principal or interest on any debt securities ranking pari passu with or subordinate to the Junior Subordinated Notes or the Notes Guarantee. See "Description of the Exchange Capital Securities--Distributions" and "Description of the Exchange Junior Subordinated Notes--Option to Extend Interest Payment Period."

  Should Capital exercise its rights to defer payments of interest, each holder of Capital Securities will be required to include income in the form of OID in its gross income for United States federal income tax purposes in respect of the deferred interest allocable to its Capital Securities. As a result, holders of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holders dispose of their Capital Securities prior to the record date for the date on which distributions of such amounts are made. See "Certain Federal Income Tax Considerations -- Original Issue Discount" and "-- Sale of Capital Securities." INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF AN INVESTMENT IN THE CAPITAL SECURITIES.

  Capital has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Notes. However, should Capital determine to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of Capital's right to defer interest payments, the market price of the Capital Securities (which represent an undivided beneficial interest in the Junior Subordinated Notes) may be more volatile than other similar securities that do not have such rights.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

  If a Special Event shall occur and be continuing, Capital will have the option either to redeem the Junior Subordinated Notes in cash (with the result that the Capital Securities shall be redeemed) or cause the termination of the Trust, with the result that Junior Subordinated Notes with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the Securities Rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities will be distributed to the holders of the Trust Securities, in liquidation of such holders' interest in the Trust on a pro rata basis, within 90 days following the occurrence of such Special Event. See "Description of the Exchange Capital Securities--Special Event Redemption or Distribution."

  There can be no assurance as to the market price for the Junior Subordinated Notes that may be distributed in exchange for Capital Securities if a termination or liquidation of the Trust were to occur. Accordingly, the Junior Subordinated Notes that the investor may receive on termination and liquidation of the Trust may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby. See "Description of the Exchange Junior Subordinated Notes."

CONDITIONAL RIGHT TO ADVANCE MATURITY

  If a Tax Event occurs, Capital has the right under certain conditions to advance the maturity date of the Junior Subordinated Notes. See "Description of the Exchange Junior Subordinated Notes--Conditional Right to Advance Maturity."

POSSIBLE TAX LAW CHANGES

  On February 6, 1997, the revenue portion of President Clinton's fiscal 1998 budget proposal (the "Proposal") was released. The Proposal would, among other things, generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 15 years and that is not shown as indebtedness on the separate balance sheet of the issuer. If the Proposal were to apply to the Junior Subordinated Notes, Southern would be unable to deduct interest on the Junior Subordinated Notes. As currently drafted, however, the Proposal would be effective generally for instruments issued on or after the date of first Congressional committee action and, as such, is not expected to apply to the Junior Subordinated Notes. Southern believes that, under current law, it will be able to deduct interest on the Junior Subordinated Notes. There can be no assurance, however, that current or future legislative proposals or final legislation will not affect the ability of Southern to deduct interest on the Junior Subordinated Notes. Such a change could give rise to a Tax Event, which would permit Capital to cause a redemption of the Capital Securities, as described more fully under "Description of the Exchange Capital Securities--Special Event Redemption or Distribution."


LIMITED VOTING RIGHTS

  Holders of Capital Securities will have limited voting rights and, except for the rights of holders of Capital Securities to appoint a Substitute Property Trustee upon the occurrence of certain events described herein, will not be entitled to vote to appoint, remove or replace the Securities Trustees, which voting rights are vested exclusively in the holder of the Common Securities.

LACK OF ESTABLISHED TRADING MARKET FOR EXCHANGE CAPITAL SECURITIES

  The Original Capital Securities were issued to, and Southern believes such securities are currently owned by, a relatively small number of beneficial owners. The Original Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the Exchange Capital Securities. Although the Exchange Capital Securities may be resold or otherwise transferred by the holders (who are not affiliates of Southern, Capital or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Original Capital Securities may be transferred by the holders thereof only in blocks having a liquidation amount of not less than $100,000 (100 Original Capital Securities). Southern, Capital and the Trust have been advised by the Initial Purchasers that the Initial Purchasers presently intend to make a market in the Exchange Capital Securities. However, the Initial Purchasers are not obligated to do so and any market- making activity with respect to the Exchange Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Capital Securities or the Original Capital Securities, or as to the liquidity of or the trading market for the Exchange Capital Securities or the Original Capital Securities. If an active public market does not develop, the market price and liquidity of the Exchange Capital Securities may be adversely affected.

  If a public trading market develops for the Exchange Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the financial condition of Southern and the market for similar securities. Depending on these and other factors, the Exchange Capital Securities may trade at a discount.

  Notwithstanding the registration of the Exchange Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of Southern, Capital or the Trust may publicly offer for sale or resell the Exchange Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

  Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Original Capital Securities, where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution."

                             THE SOUTHERN COMPANY

  Southern was incorporated under the laws of Delaware on November 9, 1945. Southern is domesticated under the laws of Georgia and is qualified to do business as a foreign corporation under the laws of Alabama. The principal executive offices of Southern are located at 270 Peachtree Street, N.W., Atlanta, Georgia 30303, and the telephone number is (770) 393-0650.

  Southern owns all the outstanding common stock of Alabama Power Company ("ALABAMA"), Georgia Power Company ("GEORGIA"), Gulf Power Company ("GULF"), Mississippi Power Company ("MISSISSIPPI") and Savannah Electric and Power Company ("SAVANNAH") (ALABAMA, GEORGIA, GULF, MISSISSIPPI and SAVANNAH being collectively referred to herein as the "operating affiliates"), each of which is an operating public utility company, and of Southern Company Services, Inc. (the system service company). ALABAMA and GEORGIA each owns 50% of the outstanding common stock of Southern Electric Generating Company ("SEGCO"). The operating affiliates supply electric service in the states of Alabama, Georgia, Florida, Mississippi and Georgia, respectively, and SEGCO owns generating units at a large electric generating station which supplies power to ALABAMA and GEORGIA. Southern also owns all the outstanding common stock of Southern Energy, Inc. ("Southern Energy"), The Southern Development and Investment Group, Inc. ("Southern Development"), Southern Nuclear Operating Company, Inc. ("Southern Nuclear") and Southern Communications Services, Inc. ("Southern Communications"). Southern Energy designs, builds, owns and operates power production and delivery facilities and provides a broad range of technical services to industrial companies and utilities in the United States and a number of international markets. Southern Development explores, develops and markets energy management services and other business lines relating to Southern's core business of generating and distributing energy. Southern Nuclear provides services to the

Southern electric system's nuclear plants. Southern Communications provides digital wireless communications services to the operating affiliates and regional non-affiliates.

                    SOUTHERN COMPANY CAPITAL FUNDING, INC.

  Capital was established to obtain financing for Southern and direct and indirect subsidiaries of Southern other than the operating affiliates. Capital does not and will not engage in business activities other than such financing.

  Capital was incorporated under the laws of Delaware on January 24, 1997 and is a wholly-owned subsidiary of SEI Holdings, Inc., which itself is a wholly-owned subsidiary of Southern. The principal executive offices of Capital are located at 270 Peachtree Street, N.W., Atlanta, Georgia 30303, and the telephone number is (770) 393-0650.

                       SOUTHERN COMPANY CAPITAL TRUST I

  The Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on January 24, 1997. The Trust's business is defined in a trust agreement, executed by Capital, as Depositor, and Bankers Trust (Delaware), as the Delaware Trustee thereunder. This trust agreement was amended and restated in its entirety as of February 1, 1997 (the "Trust Agreement"). The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust and effecting the Exchange Offer, (ii) investing the gross proceeds of the Trust Securities in the Junior Subordinated Notes, (iii) exchanging the Original Junior Subordinated Notes for the Exchange Junior Subordinated Notes in the Exchange Offer, and (iv) engaging in only those other activities necessary, appropriate, convenient or incidental thereto. The Trust has a term of approximately 45 years, but may terminate earlier as provided in the Trust Agreement.

  Upon issuance of the Capital Securities, the purchasers thereof owned all of the Capital Securities. Capital acquired all of the Common Securities, which have an aggregate liquidation amount equal to approximately 3% of the total capital of the Trust. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of a Subordinated Note Indenture Event of Default, the rights of the holders of Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Capital Securities.

  The Trust's business and affairs are conducted by the Securities Trustees, which were appointed by Capital as the holder of the Common Securities. Two employees of a subsidiary of Southern serve as Administrative Trustees. Bankers Trust Company serves as Property Trustee and holds legal title to the Junior Subordinated Notes issued by Capital on behalf of the Trust and the holders of the Trust Securities. Bankers Trust (Delaware) serves as Delaware Trustee. In certain circumstances, the holders of a majority in liquidation amount of the Capital Securities are entitled to appoint a Substitute Property Trustee. See "Description of the Exchange Capital Securities -- Voting Rights."

  The Property Trustee holds legal title to the Junior Subordinated Notes for the benefit of the Trust and the holders of the Trust Securities and has the power to exercise all rights, powers and privileges under the Subordinated
Note Indenture as the holder of the Junior Subordinated Notes. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities. Subject to the right of the holders of the Capital Securities to appoint a Substitute Property Trustee in certain instances, Capital, as the holder of all the Common Securities, has the right to appoint, remove or replace all the Securities Trustees.

  The Junior Subordinated Notes constitute substantially all of the assets of the Trust. Other assets that may constitute "Trust Property" (as that term is defined in the Trust Agreement) include any cash on deposit in, or owing to, the payment account as established under the Trust Agreement, as well as any other property or assets held by the Property Trustee pursuant to the Trust Agreement. In addition, the Trust may, from time to time, receive cash pursuant to the Agreement as to Expenses and Liabilities.

  The rights of the holders of the Capital Securities, including economic rights, rights to information and voting rights, are as set forth in the Trust Agreement, the Delaware Business Trust Act, and the Trust Indenture Act of 1939, as amended (the "1939 Act"). See "Description of the Exchange Capital Securities."

  The Trust's office in the State of Delaware is c/o Bankers Trust (Delaware), 1001 Jefferson Street, Suite 550, Wilmington, Delaware 19801-1457. The principal place of business of the Trust shall be c/o Southern, 270 Peachtree Street, N.W., Atlanta, Georgia 30303, telephone (770) 393-0650, Attn:
Secretary.

                             ACCOUNTING TREATMENT

  For financial reporting purposes, the Trust will be treated as a subsidiary of Southern and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of Southern. The Capital Securities will be presented as a separate line item in the consolidated balance sheet of Southern, and appropriate disclosures concerning the Capital Securities, the Capital Securities Guarantee, the Junior Subordinated Notes and the Notes Guarantee will be included in the notes to the consolidated financial statements. For financial reporting purposes, Southern will record distributions payable on the Capital Securities as an expense.

                                USE OF PROCEEDS

  Neither Southern, Capital nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. In consideration for issuing the Exchange Capital Securities in exchange for Original Capital Securities as described in this Prospectus, the Trust will receive Original Capital Securities in like liquidation amount. The Original Capital Securities surrendered in exchange for the Exchange Capital Securities will be retired and canceled.

  All of the proceeds from the sale of the Original Capital Securities were invested by the Trust in the Original Junior Subordinated Notes. The proceeds from such investment were remitted to Southern and used by it to repay a portion of its outstanding short-term debt.

                         RECENT RESULTS OF OPERATIONS

  For the twelve months ended April 30, 1997, the unaudited amounts of "Operating Revenues," "Income Before Interest Charges," "Consolidated Net Income," "Earnings per Share of Common Stock" and "Dividends Paid per Share of Common Stock" were $10,576,000,000, $1,951,000,000, $1,064,000,000, $1.58 and
$1.27, respectively. In the opinion of the management of Southern, the above amounts for the twelve months ended April 30, 1997 reflect all adjustments (which were only normal recurring adjustments, except as indicated in Note (1) to the Selected Consolidated Financial Information under "Summary" above) necessary to present fairly the results of operations for such period. The "Ratio of Earnings to Fixed Charges" and the "Ratio of Earnings to Fixed Charges Plus Preferred Dividend Requirements (Pre-Income Tax Basis)" for the twelve months ended April 30, 1997 were 3.42 and 2.95, respectively.

                              THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

  In connection with the sale of the Original Capital Securities, Southern, Capital and the Trust entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which Southern, Capital and the Trust agreed to use their reasonable best efforts to file and to cause to become effective with the Commission a registration statement with respect to the exchange of the Original Capital Securities for capital securities with terms identical in all material respects to the terms of the Original Capital Securities except as described herein. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

  The Exchange Offer is being made to satisfy the contractual obligations of Southern, Capital and the Trust under the Registration Rights Agreement. The form and terms of the Exchange Capital Securities are the same as the form and terms of the Original Capital Securities except that the Exchange Capital Securities have been registered under the Securities Act and will not be subject to certain restrictions on transfer applicable to the Original Capital Securities, and will not provide for any increase in the distribution rate thereon. In that regard, the Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by July 4, 1997 and declared effective by August 3, 1997, the distribution rate borne by the Original Capital Securities will increase by 0.25% per annum until such registration statement is filed or declared effective, as the case may be. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of the Original Securities."

  The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Original Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

  Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Original Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Original Capital Securities are held of record by DTC who desires to deliver such Original Capital Securities by book-entry transfer at DTC.

  Pursuant to the Exchange Offer, Capital will exchange as soon as practicable after the date hereof the Original Junior Subordinated Notes for a like aggregate principal amount of the Exchange Junior Subordinated Notes and Southern will exchange as soon as practicable after the date hereof the Original Capital Securities Guarantee for the Exchange Capital Securities Guarantee and the Original Notes Guarantee for the Exchange Notes Guarantee. The Exchange Capital Securities Guarantee, the Exchange Notes Guarantee and Exchange Junior Subordinated Notes have also been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

  The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $325,000,000 aggregate liquidation amount of Exchange Capital Securities for a like aggregate liquidation amount of Original Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate liquidation amount of up to $325,000,000 of Exchange Capital Securities in exchange for a like liquidation amount of outstanding Original Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Original Capital Securities in whole or in part in a liquidation amount of not less than $100,000 (100 Original Capital Securities) or any integral multiple of $1,000 liquidation amount (one Original Capital Security) in excess thereof.

  The Exchange Offer is not conditioned upon any minimum liquidation amount of Original Capital Securities being tendered. As of the date of this Prospectus, $325,000,000 aggregate liquidation amount of the Original Capital Securities is outstanding.

  Holders of Original Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Original Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of the Original Securities."

  If any tendered Original Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Original Capital Securities will be returned, or appropriate book-entry transfer will be made, as the case may be, without expense, to the tendering holder thereof promptly after the Expiration Date.

  Holders who tender Original Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Original Capital Securities in connection with the Exchange Offer. Southern will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

  NEITHER SOUTHERN, THE BOARD OF DIRECTORS OF SOUTHERN, CAPITAL, THE BOARD OF DIRECTORS OF CAPITAL NOR ANY TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF ORIGINAL CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF ORIGINAL CAPITAL SECURITIES MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF ORIGINAL CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDERS' OWN FINANCIAL POSITIONS AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" means 5:00 p.m., New York City time, on    ,
1997, unless the Exchange Offer is extended by Southern, Capital or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

  Southern, Capital and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Original Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) if Southern, Capital or the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Original Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Original Capital Securities to withdraw their tendered Original Capital Securities as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by Southern, Capital and the Trust to constitute a material change, or if Southern, Capital and the Trust waive a material condition of the Exchange Offer, Southern, Capital and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Original Capital Securities, and Southern, Capital and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

  Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which Southern, Capital and the Trust may choose to make any public announcement and, subject to applicable law, Southern, Capital and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE CAPITAL SECURITIES

  Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, Exchange Capital Securities for Original Capital Securities validly tendered and not withdrawn promptly after the Expiration Date.

  In all cases, delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of
(i) Original Capital Securities or a book-entry confirmation of a book-entry transfer of Original Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message (as defined below) if the tendering holder has not delivered a Letter of Transmittal, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal.

  The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Original Capital Securities into the Exchange Agent's account at DTC. The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering DTC participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Trust, Capital and Southern may enforce such Letter of Transmittal against such participant.

  Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Original Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Trust's acceptance of such Original Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of Original Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Original Capital Securities, Letters of Transmittal and related documents and transmitting Exchange Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Original Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Original Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Original Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Original Capital Securities and such Original Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal Rights."

  Pursuant to the Letter of Transmittal or Agent's Message in lieu thereof, a holder of Original Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Original Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Original Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Original Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Original Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING ORIGINAL CAPITAL SECURITIES

  Valid Tender. Except as set forth below, in order for Original Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of a book-entry tender) an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "-- Exchange Agent," and either (i) tendered Original Capital Securities must be received by the Exchange Agent, or (ii) such Original Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

  If less than all of the Original Capital Securities are tendered, a tendering holder should fill in the amount of Original Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Original Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

  THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

  Book-Entry Transfer. The Exchange Agent will establish an account with respect to the Original Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Original Capital Securities by causing DTC to transfer such Original Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Original Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

  DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

  Signature Guarantees. Certificates for the Original Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Original Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Original Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

  Guaranteed Delivery. If a holder desires to tender Original Capital Securities pursuant to the Exchange Offer and the certificates for such Original Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Original Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

    (a) such tenders are made by or through an Eligible Institution;

    (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

    (c) the certificates (or a book-entry confirmation) representing all tendered Original Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

  The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

  Notwithstanding any other provision hereof, the delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Original Capital Securities, or of a book-entry confirmation with respect to such Original Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Original Capital Securities, book-entry confirmations with respect to Original Capital Securities and other required documents are received by the Exchange Agent.

  The Trust's acceptance for exchange of Original Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

  Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Original Capital Securities will be determined by Southern, Capital and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. Southern, Capital and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to Southern, Capital and the Trust, be unlawful. Southern, Capital and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Original Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

  The interpretation by Southern, Capital and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Original Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither Southern, Capital, the Trust, any affiliates or assigns of Southern, Capital or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

  If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by Southern, Capital and the Trust, proper evidence satisfactory to Southern, Capital and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

  A beneficial owner of Original Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF EXCHANGE CAPITAL SECURITIES

  The Trust is making the Exchange Offer for the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither Southern, Capital nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, Southern, Capital and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of Southern, Capital or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

  Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of Southern, Capital or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. In addition, Southern, Capital and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to Southern, Capital and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Original Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, Southern, Capital and the Trust believe that Participating Broker-Dealers who acquired Original Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, Southern, Capital and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period not exceeding 90 days after the Expiration Date (subject to extension under certain limited circumstances described below). See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify Southern, Capital or the Trust, or cause Southern, Capital or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of Southern, Capital or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

  In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message in lieu thereof, that upon receipt of notice from Southern, Capital or the Trust of the occurrence of any event or the discovery of (i) any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or (ii) any fact which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading, or (iii) of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Capital Securities Guarantee, the Exchange Notes Guarantee or the Exchange Junior Subordinated Notes, as applicable) pursuant to this Prospectus until Southern, Capital or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or Southern, Capital or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Capital Securities Guarantee, the Exchange Notes Guarantee or the Exchange Junior Subordinated Notes, as applicable) may be resumed, as the case may be. If Southern, Capital or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Capital Securities Guarantee, the Exchange Notes Guarantee or the Exchange Junior Subordinated Notes, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which Southern, Capital or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Capital Securities Guarantee, the Exchange Notes Guarantee or the Exchange Junior Subordinated Notes, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

  Except as otherwise provided herein, tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

  In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Original Capital Securities to be withdrawn, the aggregate principal amount of Original Capital Securities to be withdrawn, and (if certificates for such Original Capital Securities have been tendered) the name of the registered holder of the Original Capital Securities as set forth on the Original Capital Securities, if different from that of the person who tendered such Original Capital Securities. If Original Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Original Capital Securities, the tendering holder must submit the serial numbers shown on the particular Original Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Original Capital Securities tendered for the account of an Eligible Institution. If Original Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Original Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Original Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Original Capital Securities may not be rescinded. Original Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Original Capital Securities."

  All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. Neither Southern, Capital, the Trust, any affiliates or assigns of Southern, Capital or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Original Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON EXCHANGE CAPITAL SECURITIES

  Holders of Original Capital Securities whose Original Capital Securities are accepted for exchange will not receive distributions on such Original Capital Securities and will be deemed to have waived the right to receive any distributions on such Original Capital Securities accumulated from and after February 4, 1997. Accordingly, holders of Exchange Capital Securities as of the record date for the payment of distributions on August 1, 1997 will be entitled to receive distributions accumulated from and after February 4, 1997.

CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, Southern, Capital and the Trust will not be required to accept for exchange, or to exchange, any Original Capital Securities for any Exchange Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions has occurred or exists or has not been satisfied:

    (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Original Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of Southern, Capital or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities; or

    (b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of Southern, Capital or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

    (c) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement, or proceedings shall have been initiated or, to the knowledge of Southern, Capital or the Trust, threatened for that purpose, or any governmental approval has not been obtained, which approval Southern, Capital or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

    (d) Southern shall receive an opinion of counsel experienced in such matters to the effect that there is more than an insubstantial risk that consummation of the Exchange Offer would result in interest payable to the Trust on the Junior Subordinated Notes being not deductible by Southern for United States income tax purposes.

  If Southern, Capital or the Trust determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, Southern, Capital or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Original Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

  Bankers Trust Company has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

          BY HAND, OVERNIGHT DELIVERY, REGISTERED OR CERTIFIED MAIL:

                             Bankers Trust Company
                              Four Albany Street
                                   4th Floor
                           New York, New York 10006

                  Attention: Corporate Trust and Agency Group
                        Manager Public Utilities Group

                             Confirm By Telephone:
                                (212) 250-6826

                           Facsimile Transmissions:

                                (212) 250-6725
                         (ELIGIBLE INSTITUTIONS ONLY)

  Delivery to other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

  Southern has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. Southern will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Original Capital Securities, and in handling or tendering for their customers.

  Holders who tender their Original Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Original Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

  Neither Southern, Capital nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the Exchange Offer.

                DESCRIPTION OF THE EXCHANGE CAPITAL SECURITIES

  The Original Capital Securities and the Common Securities were issued and the Exchange Capital Securities will be issued pursuant to the terms of the Trust Agreement. The Trust Agreement has been qualified as an indenture under the 1939 Act. The Property Trustee will act as the indenture trustee with respect to the Trust, as well as the Exchange Capital Securities Guarantee, for purposes of compliance with the provisions of the 1939 Act. The terms of the Exchange Capital Securities will include those stated in the Trust Agreement, the Delaware Business Trust Act, and those made part of the Trust Agreement by the 1939 Act. A copy of the Trust Agreement is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary of the principal terms and provisions of the Exchange Capital Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement, as well as the 1939 Act.

GENERAL

  The Trust Agreement authorizes the Administrative Trustees, on behalf of the Trust, to issue the Capital Securities (including the Original Capital Securities and the Exchange Capital Securities), which represent preferred undivided beneficial interests in the assets of the Trust, and the Common Securities, which represent common undivided beneficial interests in the assets of the Trust. All of the Common Securities are owned by Capital. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Capital Securities, except that upon the occurrence of a Subordinated Note Indenture Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Capital Securities. The Trust Agreement does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Trust Agreement, the Property Trustee will own and hold the Junior Subordinated Notes for the benefit of the Trust and the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Exchange Capital Securities or liquidation of the Trust, are guaranteed by Southern on a subordinated basis as and to the extent described under "Description of the Exchange Capital Securities Guarantee". The Exchange Capital Securities Guarantee does not cover payment of distributions on the Exchange Capital Securities when the Trust does not have legally and immediately available funds sufficient to make such distributions. In such event, the remedy of a holder of Exchange Capital Securities is to direct the Property Trustee to enforce its rights under the Junior Subordinated Notes. In addition, a holder of Exchange Capital Securities may institute a legal proceeding directly against Capital, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the Junior Subordinated Notes having a principal amount equal to the aggregate stated liquidation amount of the Exchange Capital Securities of such holder on or after the due dates specified in the Junior Subordinated Notes. The above mechanisms and obligations, together with Southern's obligations under the Exchange Notes Guarantee and the Agreement as to Expenses and Liabilities, constitute a full and unconditional guarantee by Southern and Capital of payments due on the Exchange Capital Securities. See "--Voting Rights" below.

DISTRIBUTIONS

  Distributions on the Capital Securities will be fixed at the Securities Rate and will accrue from February 4, 1997 and, except in the event of an Extension Period, will be payable semi-annually in arrears on February 1 and August 1 of each year. In the event that any date on which distributions are to be made on the Capital Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a Saturday or Sunday, a day on which banks in New York City are authorized or obligated by law or executive order to remain closed or a day on which the principal corporate trust office of the Property Trustee or the Indenture Trustee is closed for business.

  Distributions payable on any Distribution Date will be payable to the holders of record on the Record Date for such Distribution Date, which is the close of business on the fifteenth calendar day preceding such Distribution Date. Subject to any applicable laws and regulations and the provisions of the Trust Agreement, each such payment will be made as described under "Form, Denomination, Book-Entry Procedures and Transfer" below. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

  Capital has the right under the Subordinated Note Indenture to defer payments of interest on the Junior Subordinated Notes by extending the interest payment period from time to time on the Junior Subordinated Notes (each, an "Extension Period") which, if exercised, would defer semi-annual distributions on the Capital Securities during any such extended interest payment period. Deferred installments of interest on the Junior Subordinated Notes will bear interest, compounded semi-annually, at a rate per annum equal to the Securities Rate to the extent permitted by applicable law. If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid, if funds are legally available therefor, to holders of record of the Capital Securities as they appear on the books and records of the Trust on the Record Date next following the termination of such Extension Period. See "Description of the Exchange Junior Subordinated Notes--Interest" and "--Option to Extend Interest Payment Period."

  Distributions on the Capital Securities must be paid on the Distribution Dates to the extent that the Trust has funds legally and immediately available for the payment of such distributions. The Trust's funds available for distribution to the holders of the Capital Securities will be limited to payments received under the Junior Subordinated Notes. See "Description of the Exchange Junior Subordinated Notes."

REDEMPTION

  The Capital Securities are subject to mandatory redemption upon repayment of the Junior Subordinated Notes at maturity or their earlier redemption. The Junior Subordinated Notes will mature on February 1, 2037 (subject to Capital's right to advance such maturity as described under "Description of the Exchange Junior Subordinated Notes--Conditional Right to Advance Maturity"), and may be redeemed at the option of Capital, (i) in whole or in part at any time on or after February 1, 2007, or (ii) at any time in whole upon the occurrence of a Special Event. Upon the repayment of the Junior Subordinated Notes, whether at maturity or upon redemption, the proceeds from such repayment or payment shall simultaneously be applied to redeem a like amount of Trust Securities upon not less than 30 nor more than 60 days' notice, at the applicable Redemption Price (as defined below). See "Description of the Exchange Junior Subordinated Notes--Optional Redemption." In the event that fewer than all of the outstanding Trust Securities are to be redeemed, the Capital Securities to be redeemed will be selected in accordance with DTC's procedures if the Capital Securities are in book-entry only form. If the Capital Securities are not in book-entry only form, the Capital Securities to be redeemed will be selected by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or integral multiples thereof) of the aggregate liquidation amount of Capital Securities of a denomination larger than $1,000; provided, however, that before undertaking the redemption of the Capital Securities on other than a pro rata basis, the Property Trustee shall have received an opinion of counsel that the status of the Trust as a grantor trust for federal income tax purposes would not be adversely affected.

  The Redemption Price, in the case of a redemption under (i) above, shall equal the following prices, expressed in percentages of the liquidation amount of the Capital Securities being redeemed, plus accumulated and unpaid distributions thereon to the date of redemption, if redeemed during the 12-month period beginning February 1 of the years indicated:

                                               REDEMPTION
            YEAR                                 PRICE
            ----                               ----------
            2007..............................  104.0950%
            2008..............................  103.6855
            2009..............................  103.2760
            2010..............................  102.8665
            2011..............................  102.4570
            2012..............................  102.0475
            2013..............................  101.6380
            2014..............................  101.2285
            2015..............................  100.8190
            2016..............................  100.4095

and at 100% on or after February 1, 2017.

  The Redemption Price, in the case of a redemption prior to February 1, 2007 upon the occurrence of a Special Event as described under (ii) above, shall equal for each Capital Security the Make-Whole Amount for a corresponding $1,000 principal amount of Junior Subordinated Notes plus accumulated and unpaid distributions thereon to the date of redemption. The "Make-Whole Amount" shall be equal to the greater of (i) the amount equal to 100% of the principal amount of the Junior Subordinated Notes being redeemed or (ii) the amount equal to the sum of the present values of the remaining scheduled payments of principal of and interest on the Junior Subordinated Notes being redeemed through February 1, 2007 discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield plus 100 basis points, in the case of such a redemption before February 1, 1998, and the Treasury Yield plus 50 basis points, in the case of such a redemption on or after February 1, 1998 but prior to February 1, 2007.

  "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term through February 1, 2007 of the Junior Subordinated Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term through February 1, 2007 of the Junior Subordinated Notes.

  "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the most recent weekly statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "H.15 (519)" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the Reference Treasury Dealer Quotation for such redemption date.

  "Independent Investment Banker" means an independent investment banking institution of national standing appointed by Capital and reasonably acceptable to the Indenture Trustee.

  "Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Indenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Indenture Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date).

  "Reference Treasury Dealer" means a primary US Government securities dealer in New York City appointed by Capital and reasonably acceptable to the Indenture Trustee.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

  Upon the occurrence of a Special Event at any time, Capital will have the option to redeem the Junior Subordinated Notes in whole (and thus cause the redemption of the Capital Securities in whole) or cause the distribution of the Junior Subordinated Notes pro rata to the holders of the Trust Securities. A Special Event is either an Investment Company Act Event or a Tax Event.

  An "Investment Company Act Event" means that the Administrative Trustees, Southern and Capital shall have received an opinion of independent counsel (which may be counsel to Southern or Capital) to the effect that, as a result of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority after February 4, 1997, there is more than an insubstantial risk that the Trust is or will be considered an investment company under the 1940 Act.

  "Tax Event" means that the Administrative Trustees, Southern and Capital shall have received an opinion from independent tax counsel experienced in such matters (which may be counsel to Southern or Capital) to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or
(b) any amendment to, or change in, an interpretation or application of such laws or regulations, there is more than an insubstantial risk that (i) the Trust would be subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Notes, (ii) interest payable to the Trust on the Junior Subordinated Notes would not be deductible by a member of Southern's consolidated tax group for United States federal income tax purposes or (iii) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, which change or amendment becomes effective on or after February 4, 1997. See "Risk Factors--Possible Tax Law Changes."

  After the date for any distribution of Junior Subordinated Notes upon termination of the Trust, (i) the Capital Securities and the Capital Securities Guarantee will no longer be deemed to be outstanding, (ii) the depositary or its nominee, as the record holder of the Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Notes to be delivered upon such distribution and (iii) any certificates representing Capital Securities and the Capital Securities Guarantee not held by the depositary or its nominee will be deemed to represent Junior Subordinated Notes having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the Securities Rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Capital Securities, until such certificates are presented to Capital or its agent for transfer or reissuance.

  There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Notes that may be distributed in exchange for the Capital Securities if a termination and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Notes that the investor may receive on termination and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

REDEMPTION PROCEDURES

  In the event that fewer than all of the Trust Securities are to be redeemed, then the aggregate liquidation amount of the Trust Securities to be redeemed shall be allocated 97% to the Capital Securities and 3% to the Common Securities.

  The Capital Securities redeemed on each redemption date shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous redemption of the Junior Subordinated Notes. The Redemption Price of Capital Securities shall be deemed payable on each redemption date only to the extent that the Trust has funds legally and immediately available for payment of such Redemption Price.

  If the Property Trustee gives a notice of redemption in respect of Capital Securities (which notice will be irrevocable), then, by 2:00 P.M., New York City time, on the redemption date, subject to the immediately preceding paragraph, the Property Trustee will irrevocably deposit with the securities depositary, so long as the Capital Securities are in book-entry only form, sufficient funds to pay the applicable Redemption Price. See""--Form, Denomination, Book-Entry Procedures and Transfer" below. If the Capital Securities are not in book-entry only form, the Property Trustee, subject to the immediately preceding paragraph, shall irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions to pay the Redemption Price to the holders thereof upon surrender of their Capital Securities certificates. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Capital Securities is improperly withheld or refused and not paid either by the Trust or by Southern pursuant to the Capital Securities Guarantee or the Notes Guarantee, distributions on such Capital Securities will continue to accrue at the then applicable rate, from such redemption date originally established by the Trust for such Capital Securities to the date such Redemption Price is actually paid. See "--Events of Default" below, "Relationship Among the Capital Securities, the Junior Subordinated Notes, the Capital Securities Guarantee and the Notes Guarantee" and "Description of the Exchange Capital Securities Guarantee--Events of Default."

  Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), Southern, Capital or any of their affiliates may, at any time and from time to time, purchase outstanding Capital Securities by tender, in the open market or by private agreement.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

  The Exchange Capital Securities will be issued in blocks having a liquidation amount of not less than $1,000 and may be transferred or exchanged in such blocks in the manner and at the offices described below. The Exchange Capital Securities initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

  Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below.

  Transfers of beneficial interests in the Global Capital Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel Bank")), which may change from time to time.

 Depositary Procedures

  DTC has advised Southern, Capital and the Trust that DTC is a limited-purpose trust company created to hold securities for its participants ("Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

  DTC has also advised Southern, Capital and the Trust that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the liquidation amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

  Southern and Capital understand that under existing industry practices, if either Capital or the Property Trustee requests any action of holders of Capital Securities or if an owner of an interest in the Capital Securities desires to give or take any action that a holder is entitled to give or take, DTC would authorize the Participants owning the relevant interests in the Capital Securities to give or take such action, and such Participants would authorize Indirect Participants to give or take such action or would otherwise act upon the instructions of owners of interests in such Capital Securities holding through them.

  Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are participants in such system, or indirectly through organizations (including Euroclear and Cedel Bank) which are participants in such system. Euroclear and Cedel Bank will hold interests in the Global Capital Securities on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as facilitator for Cedel Bank's access to DTC. The depositaries, in turn, will hold such interests in the Global Capital Securities in customers' securities accounts in the depositaries' names on the books of DTC. All interests in a Global Capital Security, including those held through Euroclear or Cedel Bank, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel Bank may also be subject to the procedures and requirements of such system. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

  Except as described below, owners of interests in the Global Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Trust Agreement for any purpose.

  Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Administrative Trustees, Property Trustee nor any agent of either thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised Southern, Capital and the Trust that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust, Southern or Capital. Neither the Trust, Southern, Capital nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Trust, Southern, Capital and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

  Except for trades involving only Euroclear and Cedel Bank participants, interests in the Global Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

  Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Cedel Bank will be effected in the ordinary way in accordance with their respective rules and operating procedures.

  Subject to compliance with the transfer restrictions applicable to the Capital Securities described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear and Cedel Bank participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel Bank, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel Bank, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel Bank, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Capital Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel Bank participants may not deliver instructions directly to the depositaries for Euroclear and Cedel Bank.

  Because of time zone differences, the securities account of a Euroclear or Cedel Bank participant purchasing an interest in a Global Capital Security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel Bank participant, during the securities settlement processing day (which must be a business day for Euroclear or Cedel Bank) immediately following the settlement date of DTC. Cash received in Euroclear or Cedel Bank as a result of sales of interests in a Global Capital Security by or through a Euroclear or Cedel Bank participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel Bank cash account only as of the business day for Euroclear or Cedel Bank following DTC's settlement date.

  DTC has advised Southern, Capital and the Trust that it will take any action permitted to be taken by a holder of Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the liquidation amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for Capital Securities in certificated form and to distribute such Capital Securities to its Participants.

  The information in this section concerning DTC, Euroclear and Cedel Bank and their book-entry systems has been obtained from sources that Southern, Capital and the Trust believe to be reliable, but neither Southern, Capital nor the Trust takes responsibility for the accuracy thereof.

  Although DTC, Euroclear and Cedel Bank have agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among participants in DTC, Euroclear and Cedel Bank, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither Southern, Capital, the Trust nor the Property Trustee will have any responsibility for the performance by DTC, Euroclear and Cedel Bank or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

 Euroclear and Cedel Bank

  Euroclear and Cedel Bank each hold securities for their account holders and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders, thereby eliminating the need for physical movements of certificates and any risk from lack of simultaneous transfers of securities.

  Euroclear and Cedel Bank provide various services including safekeeping, administration, clearance and settlement of internationally traded securities lending and borrowing. Euroclear and Cedel Bank also deal with domestic securities markets in several countries through established depositary and custodial relationships. Euroclear and Cedel Bank have established an electronic bridge between their two systems across which their respective account holders may settle trades with each other.

  Account holders in Euroclear and Cedel Bank are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Euroclear and Cedel Bank is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

  Account holders' overall contractual relations with Euroclear and Cedel Bank are governed by the respective rules and operating procedures of Euroclear and Cedel Bank and any applicable laws. Euroclear and Cedel Bank act under such rules and operating procedures only on behalf of their respective account holders and have no record of or relationship with persons holding through their respective account holders.

 Exchange of Book-Entry Capital Securities for Certificated Exchange Capital Securities

  A Global Capital Security is exchangeable for Exchange Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Capital Security and the Trust thereupon fails to appoint a successor Depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act,
(ii) Capital in its sole discretion elects to cause the issuance of the Exchange Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In addition, beneficial interests in a Global Capital Security may be exchanged for certificated Exchange Capital Securities upon request but only upon at least 20 days' prior written notice given to the Property Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated Exchange Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

  Pursuant to the Trust Agreement, the Trust shall terminate on December 31, 2042, or earlier upon (i) the occurrence of a Bankruptcy Event (as defined in the Trust Agreement) in respect of Capital, dissolution or liquidation of Capital, or dissolution of the Trust pursuant to a judicial decree; (ii) the distribution of the Junior Subordinated Notes to the holders of the Trust Securities in liquidation of the Trust (see "--Special Event Redemption or Distribution" above); or (iii) the payment at maturity or redemption of all of the Junior Subordinated Notes, and the consequent payment of the Trust Securities.

  If an early termination occurs as described in clause (i) or (ii) above, the Trust shall be liquidated, and the Property Trustee shall distribute to each holder of Capital Securities and Common Securities a like amount of Junior Subordinated Notes, unless in the case of an event described in clause (i) such distribution is determined by the Administrative Trustees not to be practical, in which event such holders will be entitled to receive, out of the assets of the Trust available for distribution to holders after satisfaction of liabilities to creditors, an amount equal to the aggregate of the stated liquidation preference of $1,000 per Trust Security plus accrued and unpaid distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then subject to the next succeeding sentence, the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis. The holder of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Capital Securities, except that if a Subordinated Note Indenture Event of Default has occurred and is continuing, the holders of Capital Securities shall have a preference over the holders of Common Securities.

EVENTS OF DEFAULT

  Any one of the following events constitutes an "Event of Default" under the Trust Agreement ("Trust Agreement Event of Default") with respect to the Trust Securities issued thereunder (whatever the reason for such Event of Default, and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) the occurrence of an "Event of Default" as defined in Section 501 of the Subordinated Note Indenture ("Subordinated Note Indenture Event of Default") (see "Description of the Exchange Junior Subordinated Notes-- Events of Default"); or

    (ii) default by the Trust in the payment of any distribution when it becomes due and payable, and the continuation of such default for a period of 30 days; or

    (iii) default by the Trust in the payment of any Redemption Price of any Capital Security or Common Security when it becomes due and payable; or

    (iv) default in the performance, or breach, of any covenant or warranty of the Securities Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to such Securities Trustees by the holders of at least 10% in liquidation amount of the outstanding Capital Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

    (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Trust.

  Within 90 days after the occurrence of any Trust Agreement Event of Default, the Property Trustee shall transmit notice of any default known to the Property Trustee to the holders of Trust Securities, Southern and Capital, unless such Trust Agreement Event of Default shall have been cured or waived.

  If a Trust Agreement Event of Default occurs and is continuing, then, pursuant to the Trust Agreement, holders of a majority in aggregate liquidation amount of Capital Securities have the right to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee under the Trust Agreement to exercise the remedies available to it as holder of the Junior Subordinated Notes and the Notes Guarantee. If the Property Trustee fails to enforce its rights under the Junior Subordinated Notes and the Notes Guarantee, a holder of Capital Securities may, to the fullest extent permitted by applicable law, institute a legal proceeding directly against Southern and Capital to enforce its rights under the Trust Agreement without first instituting any legal proceeding against the Property Trustee or the Trust. Notwithstanding the foregoing, a holder of Capital Securities may institute a legal proceeding directly against Southern and Capital, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the Junior Subordinated Notes having a principal amount equal to the aggregate stated liquidation amount of the Capital Securities of such holder on or after the due dates specified in the Junior Subordinated Notes. See "Relationship Among the Capital Securities, the Junior Subordinated Notes, the Capital Securities Guarantee and the Notes Guarantee" and "Description of the Exchange Capital Securities Guarantee--Events of Default."

  Unless a Subordinated Note Indenture Event of Default shall have occurred and be continuing, the Securities Trustees may be removed at any time by act of the holder of the Common Securities. If a Subordinated Note Indenture Event of Default has occurred and is continuing, any Securities Trustee may be removed at such time by act of the holders of a majority in liquidation amount of the Capital Securities, delivered to the appropriate Securities Trustee (in its individual capacity and on behalf of the Trust). No resignation or removal of any Securities Trustee and no appointment of a successor shall be effective until the acceptance of appointment by the successor Trustee in accordance with the requirements of the Trust Agreement.

  If a Subordinated Note Indenture Event of Default has occurred and is continuing, the holders of Capital Securities shall have a preference over the holders of Common Securities upon dissolution of the Trust as described above. See "--Liquidation Distribution Upon Dissolution."

VOTING RIGHTS

  Except as provided below and under "Description of the Exchange Capital Securities Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

  If any proposed amendment to the Trust Agreement provides for, or the Securities Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Capital Securities, whether by way of amendment to the Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the Trust Agreement, then the holders of outstanding Capital Securities will be entitled to vote as a class on such amendment or proposal of the Securities Trustees, and such amendment or proposal shall not be effective except with the approval of the holders of at least 66 2/3% in liquidation amount of such outstanding Capital Securities.

  So long as any Junior Subordinated Notes are held by the Property Trustee, the Securities Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee (as defined herein), or executing any trust or power conferred on the Indenture Trustee with respect to the Junior Subordinated Notes, (ii) waive any past default which is waivable under the applicable provisions of the Subordinated Note Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Notes shall be due and payable, or (iv) consent to any amendment, modification or termination of the Subordinated Note Indenture or the Junior Subordinated Notes, where such consent shall be required, or to any other action, as the holder of the Junior Subordinated Notes, under the Subordinated Note Indenture, without, in each case, obtaining the prior approval of the holders of at least 66 2/3% in liquidation amount of the outstanding Capital Securities; provided, however, that where a consent under the Subordinated Note Indenture would require the consent of each holder of Junior Subordinated Notes affected thereby, no such consent shall be given by the Securities Trustees without the prior consent of each holder of Capital Securities. The Securities Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities, except pursuant to a subsequent vote of such holders. The Property Trustee shall notify all holders of the Capital Securities of any notice of default received from the Indenture Trustee with respect to the Junior Subordinated Notes. In addition to obtaining the foregoing approvals of the holders of the Capital Securities, prior to taking any of the foregoing actions, the Securities Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as other than a grantor trust for federal income tax purposes on account of such action.

  Any required approval of holders of Capital Securities may be given at a separate meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Administrative Trustees will cause a notice of any meeting at which holders of Capital Securities are entitled to vote to be given to each holder of record of Capital Securities in the manner set forth in the Trust Agreement.

  Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by Southern, Capital, the Securities Trustees or any affiliate of Southern, Capital or any Securities Trustee, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

CO-PROPERTY TRUSTEES AND SEPARATE PROPERTY TRUSTEE

  At any time or times, for the purpose of meeting the legal requirements of the 1939 Act or of any jurisdiction in which any part of the Trust Property (as defined in the Trust Agreement) may at the time be located, the holder of the Common Securities and the Property Trustee shall have power to appoint, and upon the written request of the Property Trustee, Capital, as Depositor, shall for such purpose join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more persons approved by the Property Trustee either to act as co-property trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity, any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. If Capital, as Depositor, does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Subordinated Note Indenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

AMENDMENT OF THE TRUST AGREEMENT

  The Trust Agreement may be amended from time to time by Capital and the Securities Trustees without the consent of the holders of the Trust Securities
(i) to cure any ambiguity, correct or supplement any provision therein which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, provided that the amendment does not adversely affect in any material respect the interests of any holder of Trust Securities, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will not be classified as other than a grantor trust for federal income tax purposes. Except as provided in the succeeding paragraph, other amendments to the Trust Agreement may be made (i) upon approval of the holders of not less than 66 2/3% in aggregate liquidation amount of the Trust Securities then outstanding and (ii) upon receipt by the Securities Trustees of an opinion of counsel to the effect that such amendment will not affect the Trust's status as a grantor trust or the Trust's exemption from the 1940 Act.

  Notwithstanding the foregoing, without the consent of each affected holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any distribution on the Trust Securities or otherwise adversely affect the amount of any distribution required to be made in respect of the Trust Securities as of a specified date, (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date, or (iii) change the consent required to amend the Trust Agreement.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

  The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below. The Trust may at the request of Capital, with the consent of the Administrative Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any state; provided, that (i) such successor entity either (x) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (y) substitutes for the Capital Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) Capital expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Notes, (iii) the Capital Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, Southern has received an opinion of counsel to the effect that (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect, and (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act, and
(viii) Southern guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Capital Securities Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for federal income tax purposes.

  Any corporation or other body into which any of the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation or other body resulting from any merger, conversion or consolidation to which any such Securities Trustee shall be a party, or any corporation or other body succeeding to all or substantially all the corporate trust business of any such Securities Trustee, shall be the successor of such Securities Trustee under the Trust Agreement, provided such corporation is otherwise qualified and eligible under the Trust Agreement.

PAYMENT AND PAYING AGENT

  So long as DTC is acting as securities depositary for the Capital Securities, payments in respect of the Capital Securities in global form shall be made to DTC, which is to credit the relevant accounts at DTC on the applicable Distribution Dates. If the Capital Securities are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Securities Register

(as such term is defined in the Trust Agreement). The Paying Agent shall initially be the Property Trustee. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees and Capital. In such event, the Administrative Trustees shall appoint a successor to act as Paying Agent.

RESTRICTIONS ON TRANSFER

  The Exchange Capital Securities will be issued, and may be transferred only in minimum denominations of not less than $1,000 and multiples of $1,000 in excess thereof. Any transfer, sale or other disposition of Exchange Capital Securities in a denomination of less than $1,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Capital Securities for any purpose, including but not limited to the receipt of distributions on such Exchange Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Exchange Capital Securities.

REGISTRAR AND TRANSFER AGENT

  It is anticipated that the Property Trustee, or one of its affiliates, will act as registrar and transfer agent (the "Securities Registrar") for the Capital Securities.

  Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment in respect of any tax or other governmental charges which may be imposed in relation to it.

  The Securities Registrar will not be required to register or cause to be registered any transfer of Capital Securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, prior to the occurrence of a Trust Agreement Event of Default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Capital Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby.

  Bankers Trust Company, the Property Trustee, also serves as Indenture Trustee and Guarantee Trustee. Southern and certain of its subsidiaries maintain deposit accounts and banking relationships with Bankers Trust Company. Bankers Trust Company serves as trustee under other indentures pursuant to which securities of subsidiaries of Southern are outstanding.

GOVERNING LAW

  The Trust Agreement and the Trust Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware; provided that the immunities and standard of care of the Property Trustee shall be governed by New York law.

MISCELLANEOUS

  The Administrative Trustees are authorized and directed to operate the Trust so that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or taxed as other than a grantor trust for federal income tax purposes and so that the Junior Subordinated Notes will be treated as indebtedness of Capital for federal income tax purposes. In this connection, the Administrative Trustees and Capital are authorized to take any action, not inconsistent with applicable law, the Trust's certificate of trust or the Trust Agreement, that the Administrative Trustees and Capital determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially and adversely affect the interests of the holders of the Capital Securities.

             DESCRIPTION OF THE EXCHANGE JUNIOR SUBORDINATED NOTES

  Set forth below is a description of the terms of the Exchange Junior Subordinated Notes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Subordinated Note Indenture, dated as of February 1, 1997, among Capital, Southern and Bankers Trust Company, as trustee (the "Indenture Trustee"), as supplemented by a supplemental indenture thereto (the Subordinated Note Indenture, as so supplemented, is hereinafter referred to as the "Subordinated
Note Indenture"), which Indenture and Supplemental Indenture are filed as exhibits to the Registration Statement of which this Prospectus is a part. The Subordinated Note Indenture has been qualified as an indenture under the 1939 Act. The terms of the Junior Subordinated Notes will include those stated in the Subordinated Note Indenture and those made a part of the Subordinated Note Indenture by reference to the 1939 Act. Certain capitalized terms used herein are defined in the Subordinated Note Indenture.

GENERAL

  Concurrently with the issuance of the Common Securities and the Original Capital Securities, the Trust invested the proceeds thereof in the Original Junior Subordinated Notes issued by the Trust.

  The Original Junior Subordinated Notes were issued and the Exchange Junior Subordinated Notes will be issued as a series of junior subordinated notes under the Subordinated Note Indenture. The Junior Subordinated Notes will be limited in aggregate principal amount to $335,052,000, such amount being the approximate aggregate liquidation amount of the Trust Securities.

  The entire principal amount of the Junior Subordinated Notes will mature and become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest, if any, on February 1, 2037, subject to Capital's right to advance such maturity as described below. The Junior Subordinated Notes are not subject to any sinking fund provision.

  The terms of the Junior Subordinated Notes correspond to those of the Capital Securities, as described herein.

  The Subordinated Note Indenture does not contain provisions that afford holders of Junior Subordinated Notes protection in the event of a highly leveraged transaction involving Southern or Capital.

CONDITIONAL RIGHT TO ADVANCE MATURITY

  If a Tax Event occurs, Capital will have the right (a) prior to the dissolution of the Trust, to advance the stated maturity of the Junior Subordinated Notes to the minimum extent required, but not less than 19 and one-half years from the date of original issuance thereof, or (b) to direct the Property Trustee to dissolve the Trust (if not previously dissolved) and advance the stated maturity of the Junior Subordinated Notes to the minimum extent required, but not less than 19 and one-half years from the date of original issuance thereof, in each case such that in the opinion of counsel to Capital experienced in such matters, after advancing the stated maturity, interest paid on the Junior Subordinated Notes will be deductible for federal income tax purposes.

SUBORDINATION

  The Junior Subordinated Notes are subordinated and junior in right of payment to all Senior Indebtedness (as defined below) of Capital. No payment of principal of (including redemption payments, if any), or premium, if any, or interest on (including Additional Interest (as defined herein)) the Junior Subordinated Notes may be made if (a) any Senior Indebtedness is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or otherwise ceasing to exist, or
(b) the maturity of any Senior Indebtedness has been accelerated because of a default, or (c) notice has been given of the exercise of an option to require repayment, mandatory payment or prepayment or otherwise. Upon any payment or distribution of assets of Capital to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities, or any bankruptcy, insolvency or similar proceedings of Capital, the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness before the holders of the Junior Subordinated Notes are entitled to receive or retain any payment or distribution. Subject to the prior payment of all Senior Indebtedness, the rights of the holders of the Junior Subordinated Notes will be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions applicable to such Senior Indebtedness until all amounts owing on the Junior Subordinated Notes are paid in full.

  The term "Senior Indebtedness" means, with respect to any person, (i) any payment due in respect of indebtedness of such person, whether outstanding at the date of execution of the Subordinated Note Indenture or thereafter incurred, created or assumed, (a) in respect of money borrowed (including any financial derivative, hedging or futures contract or similar instrument) and
(b) evidenced by securities, debentures, bonds, notes or other similar instruments issued by such person that, by their terms, are senior or senior subordinated debt securities; (ii) all capital lease obligations; (iii) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations of such person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and long-term purchase obligations); (iv) all obligations for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons the payment of which such person is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of such person (whether or not such obligation is assumed by such person), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Junior Subordinated Notes and (2) any unsecured indebtedness between or among such person or its affiliates. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions contained in the Subordinated
Note Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

  The Subordinated Note Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by Capital. Capital currently has no Senior Indebtedness outstanding.

OPTIONAL REDEMPTION

  Capital shall have the right to redeem the Junior Subordinated Notes, (i) in whole or in part, from time to time, on or after February 1, 2007, or (ii) at any time in whole upon the occurrence of a Special Event as described under "Description of the Exchange Capital Securities--Special Event Redemption or Distribution," upon not less than 30 nor more than 60 days' notice, at the applicable Redemption Price described below.

  The Redemption Price, in the case of a redemption under (i) above, shall equal the following prices, expressed in percentages of the principal amount of the Junior Subordinated Notes being redeemed, plus accrued and unpaid interest thereon to the date of redemption, if redeemed during the 12-month period beginning February 1 of the years indicated:

                                               REDEMPTION
            YEAR                                 PRICE
            ----                               ----------
            2007..............................  104.0950%
            2008..............................  103.6855
            2009..............................  103.2760
            2010..............................  102.8665
            2011..............................  102.4570
            2012..............................  102.0475
            2013..............................  101.6380
            2014..............................  101.2285
            2015..............................  100.8190
            2016..............................  100.4095

and at 100% on or after February 1, 2017.

  The Redemption Price, in the case of a redemption prior to February 1, 2007 upon the occurrence of a Special Event as described under (ii) above, shall equal the Make-Whole Amount (as defined under "Description of the Exchange Capital Securities--Redemption") plus accrued and unpaid interest thereon to the date of redemption.

INTEREST

  Each Junior Subordinated Note shall bear interest at the Securities Rate from February 4, 1997, payable semi-annually in arrears on February 1 and August 1 of each year to the person in whose name such Junior Subordinated
Note is registered at the close of business on the fifteenth calendar day prior to such payment date. The amount of interest payable will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  Capital shall have the right at any time, and from time to time, to defer payments of interest on the Junior Subordinated Notes by extending the interest payment period for up to 10 consecutive semi-annual periods, but not beyond the maturity date. At the end of an Extension Period, Capital shall pay all interest then accrued and unpaid (including any Additional Interest) (together with interest thereon at the Securities Rate compounded semi-annually to the extent permitted by applicable law); provided, that if Capital shall have given notice of its election to select an Extension Period, subject to the exceptions described under "--Certain Covenants" below, (a) neither Southern nor Capital shall declare or pay any dividend or distribution on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payments with respect to the foregoing, and (b) neither Southern nor Capital shall make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by it which rank pari passu with or junior to the Junior Subordinated Notes or the Notes Guarantee. Prior to the termination of any Extension Period, Capital may further defer payments of interest by extending the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 10 consecutive semi-annual periods. Upon the termination of any Extension Period and the payment of all amounts then due, Capital may select a new Extension Period, subject to the above requirements. Capital has no present intention of exercising its rights to defer payments of interest by extending the interest payment period on the Junior Subordinated Notes. See "Certain Federal Income Tax Considerations--Original Issue Discount."

  Capital shall give the holder or holders of the Junior Subordinated Notes and the Indenture Trustee notice of its selection or extension of an Extension Period at least one Business Day prior to the earlier of (i) the record date relating to the interest payment date on which the Extension Period is to commence or relating to the interest payment date on which an Extension Period that is being extended would otherwise terminate or (ii) the date Capital or the Trust is required to give notice to any applicable self-regulatory organization of the record date or the date such distributions are payable.

ADDITIONAL INTEREST

  "Additional Interest" is defined in the Subordinated Note Indenture as (i) such additional amounts as may be required so that the net amounts received and retained by a holder of Junior Subordinated Notes (if the holder is a Trust) after paying taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts the holder would have received had no such taxes, duties, assessments, or other governmental charges been imposed; and (ii) any interest due and not paid on an interest payment date, together with interest thereon from such interest payment date to the date of payment, compounded semi-annually, on each interest payment date.

NOTES GUARANTEE

  Pursuant to the Subordinated Note Indenture, Southern will irrevocably and unconditionally guarantee the Junior Subordinated Notes as described under "Description of the Exchange Notes Guarantee."

CERTAIN COVENANTS

  Southern and Capital each covenants in the Subordinated Note Indenture, for the benefit of the holders of each series of Junior Subordinated Notes, that,
(i) if at such time Capital shall have given notice of its election to extend an interest payment period for such series of Junior Subordinated Notes and such extension shall be continuing, (ii) if at such time Southern shall be in default with respect to its payment or other obligations under (A) the Capital Securities Guarantee with respect to the Trust Securities, if any, related to such series of Junior Subordinated Notes or (B) the Notes Guarantee, if any, related to such series of Junior Subordinated Notes, or (iii) if at such time an Event of Default thereunder with respect to such series of Junior Subordinated Notes shall have occurred and be continuing, (a) neither Southern nor Capital shall declare or pay any dividend or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, and (b) neither Southern nor Capital shall make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by it which rank pari passu with or junior to the Junior Subordinated Notes or the Notes Guarantee. None of the foregoing, however, shall restrict (i) any of the actions described in the preceding sentence resulting from any reclassification of Southern's or Capital's capital stock or the exchange or conversion of one class or series of Southern's or Capital's capital stock for another class or series of Southern's or Capital's capital stock, (ii) the purchase of fractional interests in shares of Southern's or Capital's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iii) dividends, payments or distributions payable in shares of capital stock, (iv) redemptions, purchases or other acquisitions of shares of capital stock in connection with any employment contract, incentive plan, benefit plan or other similar arrangement of Southern or any of its subsidiaries or in connection with a dividend reinvestment or stock purchase plan, or (v) any declaration of a dividend in connection with implementation of any stockholders' rights plan, or the issuance of rights, stock or other property under any such plan, or the redemption, repurchase or other acquisition of any such rights pursuant thereto.

  The Subordinated Note Indenture further provides that, for so long as the Trust Securities of any Trust remain outstanding, Capital covenants (i) to directly or indirectly maintain 100% ownership of the Common Securities of such Trust; provided, however, that any permitted successor of Capital or Southern under the Subordinated Note Indenture may succeed to the Capital's ownership of such Common Securities, and (ii) to use its reasonable efforts to cause such Trust (a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Notes to the holders of Trust Securities in liquidation of such Trust, the redemption of all of the Trust Securities of such Trust, or certain mergers, consolidations or amalgamations, each as permitted by the related Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

EVENTS OF DEFAULT

  The Subordinated Note Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Notes of any series, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Junior Subordinated Notes of such series:

    (a) failure for 10 days to pay interest on the Junior Subordinated Notes of such series, including any Additional Interest (as defined in clause
  (ii) of the definition thereof in the Subordinated Note Indenture) in respect thereof, when due on an Interest Payment Date other than at maturity or upon earlier redemption; provided, however, that a valid extension of the interest payment period by Capital shall not constitute a default in the payment of interest for this purpose; or

    (b) failure for 10 days to pay Additional Interest (as defined in clause
  (i) of the definition thereof in the Subordinated Note Indenture); or

    (c) failure to pay principal or premium, if any, or interest, including Additional Interest (as defined in clause (ii) of the definition thereof in the Subordinated Note Indenture), on the Junior Subordinated Notes of such series when due at maturity or upon earlier redemption; or

    (d) failure for three Business Days to deposit any sinking fund payment when due by the terms of a Junior Subordinated Note of such series; or

    (e) failure to observe or perform any other covenant or warranty in the Subordinated Note Indenture (other than a covenant or warranty which has expressly been included therein solely for the benefit of one or more series of Junior Subordinated Notes other than such series) for 90 days after written notice to Southern and Capital from the Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Junior Subordinated Notes of such series; or

    (f) certain events of bankruptcy, insolvency, or reorganization of Southern or Capital.

  The holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee with respect to the Junior Subordinated Notes of such series. If a Subordinated Note Indenture Event of Default occurs and is continuing with respect to the Junior Subordinated Notes of any series, then the Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Notes of such series may declare the principal amount thereof due and payable immediately by notice in writing to Southern and Capital (and to the Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the Junior Subordinated Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Subordinated Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of such series may rescind and annul such declaration and its consequences if the default has been cured or waived and Southern or Capital has paid or deposited with the Indenture Trustee a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due otherwise than by acceleration and all sums paid or advanced by the Indenture Trustee, including reasonable compensation and expenses of the Indenture Trustee.

  A holder of Capital Securities may institute a legal proceeding directly against Southern and Capital, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the Junior Subordinated Notes of the related series having a principal amount equal to the aggregate stated liquidation amount of the Capital Securities of such holder on or after the due dates specified in the Junior Subordinated Notes of such series.

  The holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of any series may, on behalf of the holders of all the Junior Subordinated Notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the Subordinated Note Indenture cannot be modified or amended thereunder without the consent of the holder of each outstanding Junior Subordinated Note of such series affected thereby.

FORM, REGISTRATION AND TRANSFER

  If the Junior Subordinated Notes are distributed to the holders of the Trust Securities, the Junior Subordinated Notes may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. The depositary arrangements for such Junior Subordinated Notes are expected to be substantially similar to those in effect for the Capital Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of the Exchange Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer."

REGISTRATION AND TRANSFER

  Capital shall not be required to (i) issue, register the transfer of or exchange Junior Subordinated Notes of any series during a period of 15 days immediately preceding the date notice is given identifying the Junior Subordinated Notes of such series called for redemption, or (ii) register the transfer of or exchange any Junior Subordinated Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Junior Subordinated Note being redeemed in part.

RESTRICTIONS ON TRANSFER

  The Exchange Junior Subordinated Notes will be issued, and may be transferred only, in minimum denominations of not less than $1,000 and multiples of $1,000 in excess thereof. Any transfer, sale or other disposition of Exchange Junior Subordinated Notes in a denomination of less than $1,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Junior Subordinated Notes for any purpose, including but not limited to the receipt of payments on such Exchange Junior Subordinated Notes, and such transferee shall be deemed to have no interest whatsoever in such Exchange Junior Subordinated Notes.

PAYMENT AND PAYING AGENT

  Payment of principal of any Junior Subordinated Notes will be made only against surrender to the Paying Agent of such Junior Subordinated Notes. Principal of and interest on Junior Subordinated Notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as Capital may designate from time to time, except that, at the option of Capital, payment of any interest may be made by wire transfer or by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register with respect to the Junior Subordinated Notes. Payment of interest on Junior Subordinated Notes on any interest payment date will be made to the person in whose name the Junior Subordinated Notes (or predecessor security) are registered at the close of business on the Record Date for such interest payment (the fifteenth calendar day before such interest payment date).

  The Indenture Trustee will act as Paying Agent with respect to the Junior Subordinated Notes. Capital may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

  All moneys paid by Capital to a Paying Agent for the payment of the principal of or interest on the Junior Subordinated Notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to Capital, and the holder of such Junior Subordinated Notes will thereafter look only to Capital for payment thereof.

MODIFICATION

  The Subordinated Note Indenture contains provisions permitting Capital, Southern and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Notes of each series affected thereby, to modify the Subordinated
Note Indenture or the rights of the holders of the Junior Subordinated Notes of such series; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Note affected thereby,
(i) change the stated maturity of the principal of, or any installment of principal of or interest on, any Junior Subordinated Note, or reduce the principal amount thereof or the rate of interest (including Additional Interest) thereon or any premium payable upon the redemption thereof, or change the method of calculating the rate of interest thereon, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding Junior Subordinated Notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Subordinated Note Indenture or certain defaults thereunder and their consequences) provided for in the Subordinated Note Indenture, or (iii) modify any of the provisions of the Subordinated Note Indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Subordinated
Note Indenture cannot be modified or waived without the consent of the holder of each outstanding Junior Subordinated Note affected thereby, or (iv) reduce any amount payable under, delay or defer the required time of payment under, or impair the right to institute suit to enforce any payment under the Notes Guarantee, or (v) modify the provisions of the Subordinated Note Indenture with respect to the subordination of the Junior Subordinated Notes or the Notes Guarantee in a manner adverse to such holder.

  In addition, Capital, Southern and the Indenture Trustee may execute, without the consent of any holders of Junior Subordinated Notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of junior subordinated notes.

CONSOLIDATION, MERGER AND SALE

  Neither Southern nor Capital shall consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (1) such other corporation or person is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the Indenture Trustee, the payment of the principal of (and premium, if any) and interest (including Additional Interest) on all the Junior Subordinated Notes and the performance of every covenant of the Subordinated Note Indenture and the Notes Guarantee on the part of Southern or Capital, as the case may be, to be performed or observed; (2) immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (3) Southern or Capital, as the case may be, has delivered to the Indenture Trustee an officers' certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Subordinated Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent thereto have been complied with.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

  The Indenture Trustee, prior to an Event of Default with respect to Junior Subordinated Notes of any series, undertakes to perform, with respect to Junior Subordinated Notes of such series, only such duties as are specifically set forth in the Subordinated Note Indenture and, in case an Event of Default with respect to Junior Subordinated Notes of any series has occurred and is continuing, shall exercise, with respect to Junior Subordinated Notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Subordinated Note Indenture at the request of any holder of Junior Subordinated Notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

  Bankers Trust Company, the Indenture Trustee, also serves as Property Trustee and as Guarantee Trustee. Southern and certain of its subsidiaries maintain deposit accounts and banking relationships with Bankers Trust Company. Bankers Trust Company also serves as trustee under other indentures pursuant to which securities of subsidiaries of Southern are outstanding.

GOVERNING LAW

  The Subordinated Note Indenture and the Junior Subordinated Notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

  Each of Southern and Capital will have the right at all times to assign any of its rights or obligations under the Subordinated Note Indenture to a direct or indirect wholly-owned subsidiary of Southern; provided, that, in the event of any such assignment, Southern or Capital, as the case may be, will remain primarily liable for all such obligations. Subject to the foregoing, the Subordinated Note Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns.

           DESCRIPTION OF THE EXCHANGE CAPITAL SECURITIES GUARANTEE

  Set forth below is a summary of information concerning the Exchange Capital Securities Guarantee that will be executed and delivered by Southern in connection with the issuance by the Trust of the Exchange Capital Securities for the benefit of the holders of Exchange Capital Securities from time to time. The Original Capital Securities Guarantee was executed and delivered by Capital concurrently with the issuance of the Original Capital Securities by the Trust for the benefit of the holders from time to time of the Original Capital Securities. As soon as practicable after the date hereof, the Original Capital Securities Guarantee will be exchanged by Capital for the Exchange Capital Securities Guarantee. The Exchange Capital Securities Guarantee has been qualified as an indenture under the 1939 Act. Bankers Trust Company will act as indenture trustee under the Exchange Capital Securities Guarantee (the "Guarantee Trustee") for purposes of the 1939 Act. The terms of the Exchange Capital Securities Guarantee will be those set forth therein and those made part thereof by the 1939 Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Exchange Capital Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the 1939 Act. The Exchange Capital Securities Guarantee will be held by the Guarantee Trustee for the benefit of holders of the Exchange Capital Securities.

GENERAL

  Pursuant to the Capital Securities Guarantee, Southern will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Capital Securities, the Guarantee Payments (as defined herein), to the extent not paid by, or on behalf of, the Trust, regardless of any defense, right of set-off or counterclaim that Southern may have or assert against any person. The following payments or distributions with respect to the Capital Securities to the extent not paid or made by, or on behalf of, the Trust will be subject to the Capital Securities Guarantee (without duplication): (i) any accrued and unpaid distributions required to be paid on the Capital Securities but if and only if and to the extent that the Trust has funds legally and immediately available therefor, (ii) the applicable Redemption Price with respect to any Capital Securities called for redemption by the Trust, but if and only to the extent the Trust has funds legally and immediately available therefor, and (iii) upon a dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Junior Subordinated Notes to the holders of Trust Securities or the redemption of all of the Capital Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Capital Securities to the date of payment, to the extent the Trust has funds legally and immediately available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities in liquidation of the Trust (the "Guarantee Payments"). Southern's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Southern to the holders of the Capital Securities or by causing the Trust to pay such amounts to such holders.

  The Capital Securities Guarantee will be a guarantee of the Guarantee Payments with respect to the Capital Securities from the time of issuance of the Capital Securities, but will not apply to the payment of distributions and other payments on the Capital Securities when the Trust does not have sufficient funds legally and immediately available to make such distributions or other payments. IF CAPITAL DOES NOT MAKE INTEREST PAYMENTS ON THE JUNIOR SUBORDINATED NOTES HELD BY THE PROPERTY TRUSTEE, THE TRUST WILL NOT MAKE DISTRIBUTIONS ON THE CAPITAL SECURITIES.

SUBORDINATION

  Southern's obligations under the Capital Securities Guarantee to make the Guarantee Payments will constitute an unsecured obligation of Southern and will rank (i) subordinate and junior in right of payment to all other liabilities of Southern, except those obligations or liabilities made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by Southern and with any guarantee now or hereafter entered into by Southern in respect of any preferred or preference securities of any affiliate of Southern, and (iii) senior to all common stock of Southern. The terms of the Capital Securities will provide that each holder of Capital Securities by acceptance thereof agrees to the subordination provisions and other terms of the Capital Securities Guarantee.

  The Capital Securities Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity).

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes that do not materially and adversely affect the rights of holders of the Capital Securities (in which case no consent will be required), the Capital Securities Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of the outstanding Capital Securities. The manner of obtaining any such approval of holders of the Capital Securities is set forth under "Description of the Exchange Capital Securities--Voting Rights." All guarantees and agreements contained in the Capital Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Southern and shall inure to the benefit of the holders of the Capital Securities then outstanding.

TERMINATION

  The Capital Securities Guarantee will terminate and be of no further force and effect as to the Capital Securities upon full payment of the applicable Redemption Price of all Capital Securities, upon distribution of Junior Subordinated Notes to the holders of such Capital Securities, or upon full payment of the amounts payable upon liquidation of the Trust. The Capital Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid with respect to the Capital Securities or under the Capital Securities Guarantee.

EVENTS OF DEFAULT

  An event of default under the Capital Securities Guarantee will occur upon the failure by Southern to perform any of its payment obligations thereunder. The holders of a majority in liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Capital Securities Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Capital Securities Guarantee. Any holder of Capital Securities may institute a legal proceeding directly against Southern to enforce its rights under the Capital Securities Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity. The holders of a majority in liquidation amount of Capital Securities may, by vote, on behalf of the holders of all the Capital Securities, waive any past event of default and its consequences.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, prior to the occurrence of any event of default with respect to the Capital Securities Guarantee and after the curing or waiving of all events of default with respect to the Capital Securities Guarantee, undertakes to perform only such duties as are specifically set forth in the Capital Securities Guarantee and, in case an event of default has occurred, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Capital Securities Guarantee at the request of any holder of the Capital Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

  Bankers Trust Company, the Guarantee Trustee, also serves as Property Trustee and as Indenture Trustee. Southern and certain of its subsidiaries maintain deposit accounts and banking relationships with Bankers Trust Company. Bankers Trust Company serves as trustee under other indentures pursuant to which securities of subsidiaries of Southern are outstanding.

GOVERNING LAW

  The Capital Securities Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

THE AGREEMENT AS TO EXPENSES AND LIABILITIES

  Pursuant to an Agreement as to Expenses and Liabilities entered into by Southern under the Trust Agreement, Southern will irrevocably and unconditionally guarantee to each person or entity to whom the Trust becomes indebted or liable the full payment of any indebtedness, expenses or liabilities of the Trust, other than obligations of the Trust to pay to the holders of the Capital Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Capital Securities or such other similar interests, as the case may be.

                  DESCRIPTION OF THE EXCHANGE NOTES GUARANTEE

  Pursuant to the Subordinated Note Indenture, Southern will irrevocably and unconditionally guarantee the due and punctual payment of principal, premium, if any, and interest on the Junior Subordinated Notes when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. The Original Notes Guarantee was executed and delivered by Southern concurrently with the issuance of the Original Junior Subordinated Notes by Capital. As soon as practicable after the date hereof, the Original Notes Guarantee will be exchanged by Southern for the Exchange Notes Guarantee. The Exchange Notes Guarantee will constitute an unsecured obligation of Southern and will rank subordinate and junior to all Senior Indebtedness that may be issued by Southern. As of March 31, 1997, Senior Indebtedness of Southern aggregated approximately $794,000,000. Since Southern is a holding company, the right of Southern and, hence, the right of creditors of Southern (including the holders of the Junior Subordinated Notes) to participate in any distribution of the assets of any subsidiary of Southern, whether upon liquidation, reorganization or otherwise, is subject to prior claims of creditors of each such subsidiary.

                    DESCRIPTION OF THE ORIGINAL SECURITIES

  The terms of the Original Securities are identical in all material respects to the Exchange Securities, except that (i) the Original Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the Exchange Capital Securities will not contain the $100,000 minimum liquidation amount transfer restriction and certain other restrictions on transfer applicable to Original Capital Securities,
(iii) the Exchange Capital Securities will not provide for any increase in the distribution rate thereon and (iv) the Exchange Junior Subordinated Notes will not provide for any increase in the interest rate thereon. The Original Securities provide that, in the event that a registration statement relating to the Exchange Offer has not been filed by July 4, 1997 and been declared effective by August 3, 1997, or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Original Capital Securities is not declared effective by the time required by the Registration Rights Agreement, then liquidated damages will accrue at the rate of 0.25% per annum on the principal amount of the Original Junior Subordinated Notes and Additional Distributions will accrue at the rate of 0.25% per annum on the liquidation amount of the Original Capital Securities, for the period from the occurrence of such event until such time as such registration statement has been filed or declared effective, as the case may be. The Exchange Securities are not, and upon consummation of the Exchange Offer the Original Securities will not be, entitled to any such additional interest or distributions. Accordingly, holders of Original Capital Securities should review the information set forth under "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of the Exchange Capital Securities."

                  RELATIONSHIP AMONG THE CAPITAL SECURITIES,
    THE SUBORDINATED NOTES, THE CAPITAL SECURITIES GUARANTEE AND THE NOTES
                                   GUARANTEE

  As long as payments of interest and other payments are made when due on the Junior Subordinated Notes, such payments will be sufficient to cover distributions and payments due on the Trust Securities primarily because (i) the aggregate principal amount of Junior Subordinated Notes will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities;
(ii) the interest rate and interest and other payment dates on the Junior Subordinated Notes will match the distribution rate and distribution and other payment dates for the Capital Securities; (iii) Southern shall pay for all costs and expenses of the Trust pursuant to the Agreement as to Expenses and Liabilities; and (iv) the Trust Agreement provides that the Securities Trustees shall not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

  Payments of distributions (to the extent funds therefor are legally and immediately available) and other payments due on the Capital Securities (to the extent funds therefor are legally and immediately available) are guaranteed by Southern as and to the extent set forth under "Description of the Exchange Capital Securities Guarantee." If Capital does not make interest payments on the Junior Subordinated Notes, it is not expected that the Trust will have sufficient funds to pay distributions on the Capital Securities. The Capital Securities Guarantee is a guarantee from the time of its issuance, but does not apply to any payment of distributions unless and until the Trust has sufficient funds legally and immediately available for the payment of such distributions.

  If Capital fails to make interest or other payments on the Junior Subordinated Notes when due (taking into account any Extension Period), the Trust Agreement provides a mechanism whereby the holders of the Capital Securities may appoint a substitute Property Trustee. Such holders may also direct the Property Trustee to enforce its rights under the Junior Subordinated Notes and the Notes Guarantee, including proceeding directly against Capital to enforce the Junior Subordinated Notes and Southern to enforce the Notes Guarantee. If the Property Trustee fails to enforce its rights under the Junior Subordinated Notes or the Notes Guarantee, to the fullest extent permitted by applicable law, any holder of Capital Securities may institute a legal proceeding directly against Capital to enforce the Property Trustee's rights under the Junior Subordinated Notes and against Southern to enforce such rights under the Notes Guarantee without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, a holder of Capital Securities may institute a legal proceeding directly against Southern and Capital, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the Junior Subordinated Notes having a principal amount equal to the aggregate stated liquidation amount of the Capital Securities of such holder on or after the due dates specified in the Junior Subordinated Notes.

  If Southern fails to make payments under the Capital Securities Guarantee, the Capital Securities Guarantee provides a mechanism whereby the holders of the Capital Securities may direct the Guarantee Trustee to enforce its rights thereunder. In addition, any holder of Capital Securities may institute a legal proceeding directly against Southern to enforce the Guarantee Trustee's rights under the Capital Securities Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity.

  The Notes Guarantee, the Capital Securities Guarantee, the Subordinated Note Indenture, the Junior Subordinated Notes, the Trust Agreement and the Agreement as to Expenses and Liabilities, as described above, constitute a full and unconditional guarantee by Southern and Capital of the payments due on the Capital Securities.

  Upon any voluntary or involuntary dissolution, winding-up or termination of the Trust, unless the Junior Subordinated Notes are distributed in connection therewith, the holders of Capital Securities will be entitled to receive, out of assets legally available for distribution to holders, the Liquidation Distribution in cash. See "Description of the Exchange Capital Securities-- Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of Capital, the Property Trustee, as holder of the Junior Subordinated Notes, would be a subordinated creditor of Capital, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest, before any stockholders of Capital receive payments or distributions. Because Southern is guarantor under the Capital Securities Guarantee and the Notes Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to holders of the Capital Securities) pursuant to the Agreement as to Expenses and Liabilities, the positions of a holder of Capital Securities and a holder of Junior Subordinated Notes relative to other creditors and to stockholders of Southern in the event of liquidation or bankruptcy of Southern would be substantially the same.

  A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Subordinated Note Indenture. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Junior Subordinated Notes provide that no payments may be made in respect of the Junior Subordinated Notes until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Junior Subordinated Notes would constitute an Event of Default under the Subordinated Note Indenture except that failure to make interest payments on the Junior Subordinated Notes will not be an Event of Default during an Extension Period; provided, however, that any Extension Period may not exceed 10 consecutive semi-annual periods or extend beyond the maturity of the Junior Subordinated Notes.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following is a summary of certain material United States federal income tax consequences of the ownership and disposition of the Capital Securities and constitutes the opinion of Troutman Sanders LLP, counsel to Southern, Capital and the Trust, insofar as it relates to matters of law and legal conclusions. This summary deals only with Capital Securities held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), by Holders (as defined herein). Moreover, it does not discuss all of the tax consequences that may be relevant to a Holder in light of his particular circumstances or to Holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities, individual retirement and certain tax deferred accounts, and persons who engage in a straddle or a hedge relating to a Capital Security. Prospective investors should consult their own tax advisors with regard to the application of the tax considerations discussed below to their particular situations as well as the application of any state, local or other tax laws. This summary is based on laws, existing and proposed regulations, and applicable judicial and administrative determinations, all of which are subject to change at any time, and any such changes may be retroactively applied in a manner that could adversely affect Holders. As used herein, the term "Holder" means a beneficial owner of a Capital Security that for United States federal income tax purposes is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) a trust that is not a foreign trust or an estate the income of which is subject to United States federal income taxation regardless of its source. Thus, the following summary does not address any tax consequences that apply specifically to nonresident aliens or foreign entities.

EXCHANGE OF CAPITAL SECURITIES

  The exchange of Original Capital Securities for Exchange Capital Securities should not be a taxable event for United States federal income tax purposes, and the tax attributes of the Original Capital Securities immediately before the exchange should carry over to the Exchange Capital Securities. For example, a U.S. Holder should have the same issue price, tax basis, holding period and market discount or bond premium in the Exchange Capital Securities as the holder did in the Original Capital Securities immediately before the exchange.

TREATMENT OF THE TRUST AND CAPITAL SECURITIES FOR FEDERAL INCOME TAX PURPOSES

  The Trust will be treated as a "grantor trust" and not as an association taxable as a corporation for federal income tax purposes. Thus, for federal income tax purposes, each Holder will be treated as the beneficial owner of a pro rata undivided interest in the Junior Subordinated Notes and, consequently, will be required to include in income the Holder's pro rata share of the entire income from the Junior Subordinated Notes. Each Holder generally will determine its net income or loss with respect to the Trust in accordance with its own method of accounting, although income arising from OID, if any, must be taken into account under the accrual method of accounting even if the Holder otherwise would use the cash receipts and disbursements method.

PAYMENTS OF INTEREST

  Except as set forth below, stated interest on a Junior Subordinated Note will generally be taxable to a Holder as ordinary income at the time it is paid or accrued in accordance with the Holder's own method of accounting.

ORIGINAL ISSUE DISCOUNT

  Under applicable income tax regulations, Southern and Capital believe that the Junior Subordinated Notes will not be treated as issued with OID. It should be noted that these regulations have not yet been addressed in any rulings or other interpretations by the Internal Revenue Service (the "IRS"). Accordingly, it is possible that the IRS could take a position contrary to the interpretations described herein.

  The terms of the Junior Subordinated Notes permit Capital to defer the payment of interest on the Junior Subordinated Notes at any time and from time to time by extending the interest payment period for up to 10 consecutive semi-annual periods with respect to each Extension Period; provided, however, that no Extension Period may extend beyond the maturity date of the Junior Subordinated Notes. Should Capital exercise this option to defer payments of interest, the Junior Subordinated Notes would at that time be treated as reissued with OID and interest would be taxable on an economic accrual basis. As a result, all Holders would, in effect, be required to accrue interest income even if such Holders are on a cash method of accounting. Consequently, in the event that the payment of interest is deferred, a Holder could be required to include OID in income on an economic accrual basis, notwithstanding that Capital will not make any interest payments during such period on the Junior Subordinated Notes.

MARKET DISCOUNT

  A purchaser of a Capital Security at a discount from the liquidation amount at maturity of such purchaser's pro rata share of the Junior Subordinated Notes acquires such Capital Security with "market discount." However, market discount with respect to a Capital Security will be considered to be zero if it is de minimis. Market discount will be de minimis with respect to a Capital Security if it is less than the product of (i) 0.25% of the adjusted issue price of the purchaser's pro rata share of the Junior Subordinated Notes multiplied by (ii) the number of complete years to maturity of such Junior Subordinated Notes after the date of purchase. The purchaser of a Capital Security with more than a de minimis amount of market discount generally will be required to treat any gain on the sale, exchange, redemption or other disposition of all or part of the Capital Securities (or related Junior Subordinated Notes) as ordinary income to the extent of accrued (but not previously taxed) market discount. Market discount generally will accrue ratably during the period from the date of purchase of such Capital Security to the maturity date of the Junior Subordinated Notes, unless the Holder irrevocably elects to accrue such market discount on the basis of a constant interest rate.

  A Holder who has acquired a Capital Security at a market discount generally will be required to defer any deductions of interest expense attributable to any indebtedness incurred or continued to purchase or carry the Capital Security, to the extent such interest expense exceeds the related interest income. Any such deferred interest expense generally will be allowable as a deduction not later than the year in which the related market discount income is recognized. As an alternative to the inclusion of market discount in income upon disposition of all or a portion of a Capital Security or the related Junior Subordinated Notes (including redemptions thereof), a Holder may make an election (which may not be revoked without the IRS's consent) to include market discount in income as it accrues on all market discount instruments acquired by the Holder during or after the taxable year for which the election is made. In that case, the preceding deferral rule for interest expense will not apply.

  In lieu of the foregoing treatment of market discount and interest expense, a Holder may elect to treat any market discount (including a de minimis amount) as OID and accrue such discount on a constant-yield basis in the same manner as the Holder accrues OID.

SALE OF CAPITAL SECURITIES

  Upon the sale, retirement (including redemption) or other taxable disposition of all or part of a Capital Security, a Holder thereof will recognize gain or loss equal to the difference between the amount realized on such sale, retirement or other disposition and such Holder's adjusted tax basis in the Capital Security or part thereof. If the Holder disposes of a Capital Security prior to the occurrence of an Extension Period, any portion of the amount received that is attributable to accrued interest will be treated as interest income to the Holder and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the Capital Security. Any recognized gain or loss will be capital gain or loss, except to the extent of any accrued market discount (see "Market Discount" above), and such capital gain or loss will be long-term if the holding period for the Capital Security is more than one year at the time of sale, retirement or other disposition. A Holder's adjusted tax basis in a Capital Security acquired by purchase will equal the cost of such Capital Security to the Holder, increased by the amount of any related accrued OID and market discount included in taxable income by the Holder and reduced by any prior payments on the Junior Subordinated Notes which are not qualified stated interest. The redemption of only part of a Capital Security will require an allocation of the

Holder's adjusted tax basis in his pro rata share of the related Junior Subordinated Notes between the portion of the Junior Subordinated Notes redeemed and retained by the Holder in order to determine gain or loss.

RECEIPT OF JUNIOR SUBORDINATED NOTES UPON LIQUIDATION OF THE TRUST

  As described under "Description of the Exchange Capital Securities--Special Event Redemption or Distribution," Junior Subordinated Notes may be distributed to Holders in exchange for the Capital Securities and in liquidation of the Trust. Such a distribution would be treated as a non-taxable event to each Holder and each Holder would receive an aggregate tax basis in the Holder's Junior Subordinated Notes equal to the Holder's aggregate tax basis in its Capital Securities. A Holder's holding period with respect to the Junior Subordinated Notes so received in liquidation of the Trust would include the period for which the Capital Securities were held by such Holder.

INFORMATION REPORTING TO HOLDERS

  Income on the Capital Securities will be reported to Holders on Form 1099, which form should be mailed to Holders of Capital Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

  A Holder may be subject to "backup withholding" under certain circumstances. Backup withholding applies to a Holder if the Holder, among other things, (i) fails to furnish his social security number or other taxpayer identification number ("TIN") to the payor responsible for backup withholding (for example, the Holder's securities broker), (ii) furnishes such payor an incorrect TIN,
(iii) fails to provide such payor with a certified statement, signed under penalties of perjury, that the TIN provided to the payor is correct and that the Holder is not subject to backup withholding, or (iv) fails to report properly interest and dividends on his tax return. Backup withholding, however, does not apply to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. The backup withholding rate is 31% of "reportable payments," which generally will include distributions of interest and principal payments on the Junior Subordinated Notes.

POSSIBLE TAX LAW CHANGES

  On February 6, 1997, the revenue portion of President Clinton's fiscal 1998 budget proposal was released. The Proposal would, among other things, generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 15 years and that is not shown as indebtedness on the separate balance sheet of the issuer. If the Proposal were to apply to the Junior Subordinated Notes, Southern would be unable to deduct interest on the Junior Subordinated Notes. As currently drafted, however, the Proposal would be effective generally for instruments issued on or after the date of first Congressional committee action and, as such, is not expected to apply to the Junior Subordinated Notes. Southern believes that, under current law, it will be able to deduct interest on the Junior Subordinated Notes. There can be no assurance, however, that current or future legislative proposals or final legislation will not affect the ability of Southern to deduct interest on the Junior Subordinated Notes. Such a change could give rise to a Tax Event, which would permit Capital to cause a redemption of the Capital Securities, as described more fully under "Description of the Exchange Capital Securities--Special Event Redemption or Distribution."

  THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE MAY NOT BE APPLICABLE TO A HOLDER, DEPENDING UPON A HOLDER'S PARTICULAR SITUATION, AND THEREFORE EACH HOLDER SHOULD CONSULT HIS TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAW.

                         CERTAIN ERISA CONSIDERATIONS

  A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (an "ERISA Plan") should consider the fiduciary standards of ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment in the Capital Securities. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA Plan and whether the investment is appropriate for the ERISA Plan in view of its overall investment policy and diversification of its portfolio.

  Certain provisions of ERISA and the Code prohibit ERISA Plans, as well as individual retirement accounts and Keogh plans subject to section 4975 of the Code (collectively, "Plans"), from engaging in certain transactions involving "plan assets" with parties that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. The U.S. Department of Labor has issued a final regulation (the "Regulation") with regard to whether the underlying assets of an entity in which employee benefit plans acquire equity interests are deemed to be plan assets.

  Under such Regulation, for purposes of ERISA and section 4975 of the Code, the assets of the Trust would be deemed to be "plan assets" of a Plan whose assets were used to purchase Capital Securities if the Capital Securities were considered to be equity interests in the Trust and no exception to plan asset status were applicable under the Regulation.

  If the assets of the Trust were deemed to be plan assets of Plans that are holders of the Capital Securities, a Plan's investment in the Capital Securities might be deemed to constitute a delegation under ERISA of the duty to manage plan assets by a fiduciary investing in Capital Securities. In addition, Southern or Capital might be considered a "party in interest" or "disqualified person" with respect to Plans whose assets were used to purchase Capital Securities. If this were the case, an investment in Capital Securities by a Plan might constitute or, in the course of the operation of the Trust, give rise to a prohibited transaction under ERISA or the Code. In particular, it is likely that, under such circumstances, a prohibited "extension of credit" to Southern or Capital would be considered to occur under ERISA and the Code.

  Because of the possibility that the assets of the Trust would be considered plan assets of Plans whose assets were invested in the Capital Securities, and the likelihood that under such circumstances a prohibited extension of credit would occur, the Capital Securities may not be purchased or held by any Plan or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under Prohibited Transaction Class Exemption ("PTCE") 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) or PTCE 84-14 (for certain transactions determined by independent qualified asset managers). Any purchaser of the Capital Securities or any interest therein will be deemed to have represented that either (a) it is not a Plan and is not purchasing such securities (or interest therein) on behalf of or with "plan assets" of any Plan or (b) its purchase and holding of the Capital Securities (or interest therein) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

  Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of Capital Securities with Plan assets consult with its counsel regarding the consequences under ERISA and the Code of the acquisition and ownership of Capital Securities and the availability of exemptive relief under the class exemptions listed above. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) generally are not subject to ERISA requirements.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Capital Securities where such Capital Securities were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities. The Trust, Capital and Southern have agreed that, for a period not exceeding 90 days after the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in
connection with any such resale. In addition, until [     ], 1997, all dealers
effecting transactions in the Exchange Securities may be required to deliver a prospectus.

  The Trust, Capital and Southern will not receive any proceeds from any sale of Exchange Capital Securities offered hereby. Exchange Capital Securities received by broker-dealers for their own accounts pursuant to the Exchange Offer may be sold from time to time in one or more transactions, in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Capital Securities. Any broker-dealer that resells Exchange Capital Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  The National Association of Securities Dealers, Inc. ("NASD") is expected to view the Exchange Capital Securities as interests in a "direct participation program" (as defined in Rule 2810 of the NASD's Conduct Rules). Broker-dealers who are members of the NASD may participate in a public offering of a direct participation program only in accordance with the terms of said Rule 2810.

                    VALIDITY OF EXCHANGE CAPITAL SECURITIES

  Certain matters of Delaware law relating to the validity of the Exchange Capital Securities will be passed upon on behalf of Capital and the Trust by Richards, Layton & Finger, Wilmington, Delaware, special Delaware counsel to Capital and the Trust. The validity of the Junior Subordinated Notes, the Capital Securities Guarantee and the Notes Guarantee and certain matters relating thereto will be passed upon on behalf of Southern and Capital by Troutman Sanders LLP, Atlanta, Georgia. Troutman Sanders LLP will also pass upon certain matters relating to United States federal income tax considerations.

                                    EXPERTS

  The consolidated financial statements and schedule of Southern included in Southern's Annual Report on Form 10-K for the year ended December 31, 1996, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

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NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY IN-
FORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SOUTHERN, CAPITAL OR THE TRUST. NEITHER THE DELIVERY OF
THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CRE-ATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF SOUTHERN, CAPITAL OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTI-TUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OF-FER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               -----------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Available Information.....................................................   7
Incorporation of Certain Documents by Reference...........................   7
Summary...................................................................   9
Risk Factors..............................................................  18
The Southern Company......................................................  21
Southern Company Capital Funding, Inc. ...................................  22
Southern Company Capital Trust I..........................................  22
Accounting Treatment......................................................  23
Use of Proceeds...........................................................  23
Recent Results of Operations..............................................  23
The Exchange Offer........................................................  23
Description of the Exchange Capital
 Securities...............................................................  34
Description of the Exchange Junior
 Subordinated Notes.......................................................  47
Description of the Exchange Capital Securities Guarantee..................  54
Description of the Exchange Notes
 Guarantee................................................................  56
Description of the Original Securities....................................  56
Relationship Among the Capital Securities, the Subordinated Notes, the
 Capital Securities Guarantee and the Notes Guarantee.....................  57
Certain Federal Income Tax Considerations.................................  59
Certain ERISA Considerations..............................................  62
Plan of Distribution......................................................  63
Validity of Exchange Capital Securities...................................  63
Experts...................................................................  63


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                                 $325,000,000


                               SOUTHERN COMPANY
                                CAPITAL TRUST I

                       8.19% EXCHANGE CAPITAL SECURITIES
                        (LIQUIDATION AMOUNT $1,000 PER
                          EXCHANGE CAPITAL SECURITY)

                     FULLY AND UNCONDITIONALLY GUARANTEED,
                            AS DESCRIBED HEREIN, BY

                    [LOGO OF SOUTHERN COMPANY APPEARS HERE]

                               -----------------

                                  PROSPECTUS
                                       , 1997

                               -----------------




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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Also, the Section states that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

  The By-Laws of Southern provide in substance that no present or future director or officer of Southern shall be liable for any act, omission, step or conduct taken or had in good faith which is required, authorized or approved by order issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any state statute regulating Southern or its subsidiaries by reason of their being public utility companies or public utility holding companies, or any amendment to any thereof. In the event that such provisions are found by a court not to constitute a valid defense, each such director and officer shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or imposed on him in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith as in such By-Laws described.

  The By-Laws of Southern further provide as follows:

  "Each person who is or was a director or officer of the Corporation and who was or is a party or was or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation as a matter of right against any and all expenses (including attorneys' fees) actually and reasonably incurred by him and against any and all claims, judgments, fines, penalties, liabilities and amounts paid in settlement actually incurred by him in defense of such claim, action, suit or proceeding, including appeals, to the full extent permitted by applicable law. The indemnification provided by this Section shall inure to the benefit of the heirs, executors and administrators of such person.

  Expenses (including attorneys' fees) incurred by a director or officer of the Corporation with respect to the defense of any such claim, action, suit or proceeding may be advanced by the Corporation prior to the final disposition of such claim, action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation under this Section or otherwise; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that such person is entitled to be indemnified by the Corporation."

  Southern has an insurance policy covering its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses and also covering its officers and directors against certain other liabilities and expenses.

  Paragraph 10 of the Certificate of Incorporation of Capital provides as follows:

    No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director received an improper personal benefit.

  Article VII of the By-Laws of Capital provides in pertinent part:

    Section 1. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

    Section 2. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Section 3. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1. and 2., or in defense of any claim, issue or matter therein, such individual shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

    Section 4. Any indemnification under Sections 1. and 2. (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1. and 2. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

    Section 5. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that such individual is entitled to be indemnified by the corporation as authorized in this Section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

    Section 6. The indemnification provided by this Article VII shall not be exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such individual's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    Section 7. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify against such liability under the provisions of this section.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   EXHIBIT                               DESCRIPTION
   -------                               -----------
     4.1      Subordinated Note Indenture of The Southern Company and Southern
              Company Capital Funding, Inc. relating to the Junior Subordinated
              Notes*
     4.2      First Supplemental Indenture to Subordinated Note Indenture of
              Southern Company Capital Funding, Inc. and The Southern Company
              relating to the Junior Subordinated Notes*
     4.3      Form of Certificate of Junior Subordinated Notes (included as Ex-
              hibit A to Exhibit 4.2)*
     4.4      Certificate of Trust of Southern Company Capital Trust I
     4.5      Trust Agreement of Southern Company Capital Trust I
     4.6      Amended and Restated Trust Agreement of Southern Company Capital
              Trust I*
     4.7      Form of Exchange Capital Security Certificate for Southern Com-
              pany Capital Trust I (included as Exhibit E to Exhibit 4.6)*
     4.8      Form of Exchange Capital Securities Guarantee of Southern Company
              Capital Funding, Inc. relating to the Exchange Capital Securi-
              ties*
     4.9      Registration Rights Agreement*
     4.10     Capital Securities Guarantee of The Southern Company relating to the Original Capital Securities*
     4.11     Agreement as to Expenses and Liabilities (included as Exhibit D to Exhibit 4.6)*
     5.1      Opinion of Troutman Sanders LLP to Southern Company Capital Fund-
              ing, Inc. as to legality of the Exchange Junior Subordinated
              Notes to be issued by Southern Company Capital Funding, Inc.*
     5.2      Opinion of Richards, Layton & Finger, special Delaware counsel, as to legality of the Exchange Capital Securities to be issued by
              Southern Company Capital Trust I*
     5.3      Opinion of Troutman Sanders LLP to The Southern Company as to le-
              gality of the Exchange Capital Securities Guarantee and the Ex-
              change Notes Guarantee to be issued by The Southern Company*
     8.1      Opinion of Troutman Sanders LLP, special tax counsel, as to certain United States federal income tax matters*
    12.1      Computation of ratio of earnings to fixed charges (Designated in
              Registration No. 333-28187 as Exhibit 12.1)
    12.2      Computation of ratio of earnings to fixed charges plus preferred dividend requirements (Designated in Registration No. 333-28187 as Exhibit 12.2)
    21.1      List of Subsidiaries of The Southern Company (Designated in Form
              10-K for the year ended December 31, 1996, File No. 1-3536, as
              Exhibit 21)
    23.1      Consent of Arthur Andersen LLP
    23.2      Consent of Troutman Sanders LLP (included in Exhibit 5.1)*
    23.3      Consent of Richards, Layton & Finger (included in Exhibit 5.2)*
    23.4      Consent of Troutman Sanders LLP (included in Exhibit 5.3)*
    23.5      Consent of Troutman Sanders LLP (included in Exhibit 8.1)*
    24.1      Power of Attorney of certain officers and directors of The
              Southern Company (Designated in Registration No. 333-28187 as
              Exhibit 24.1)
    24.2      Resolution of The Southern Company re: Power of Attorney
              (Designated in Registration No. 333-28187 as Exhibit 24.2)
    25.1      Form T-1 Statement of Eligibility of Bankers Trust Company
    99.1      Form of Letter of Transmittal*
    99.2      Form of Notice of Guaranteed Delivery*
    99.3      Form of Exchange Agent Agreement*

  Exhibits listed above which have heretofore been filed with the Commission and which were designated as noted above are hereby incorporated by reference and made a part hereof with the same effect as if filed herewith.
--------
* To be filed by amendment.

ITEM 22. UNDERTAKINGS

  Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer of controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT, THE SOUTHERN COMPANY, A DELAWARE CORPORATION, HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON THE 3RD DAY OF JUNE, 1997.

                                        The Southern Company

                                                     A.W. DAHLBERG
                                        By:  CHAIRMAN, PRESIDENT AND CHIEF
                                                   EXECUTIVE OFFICER


                                                     /s/ Wayne Boston
                                        By: ___________________________________
                                                     WAYNE BOSTON
                                                   ATTORNEY-IN-FACT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING DIRECTORS AND OFFICERS OF THE SOUTHERN COMPANY IN THE CAPACITIES AND ON THE DATE INDICATED:

             SIGNATURE                       TITLE                 DATE

           A.W. Dahlberg              Chairman of the
                                       Board, President,
                                       Chief Executive
                                       Officer and
                                       Director
                                       (Principal
                                       Executive Officer)

           W.L. Westbrook             Financial Vice
                                       President, Chief
                                       Financial Officer
                                       and Treasurer
                                       (Principal
                                       Financial and
                                       Accounting
                                       Officer)

           John C. Adams

            A.D. Correll

          Paul J. DeNicola

            Jack Edwards

         H. Allen Franklin

          Bruce S. Gordon
             L.G. Hardman III         Directors

          Elmer B. Harris

       William A. Parker, Jr.

      William J. Rushton, Jr.

          Gloria M. Shatto

          Gerald J. St. Pe

          Herbert Stockham

              SIGNATURE                TITLE                         DATE

                                                                 June 3, 1997
          /s/ Wayne Boston
-------------------------------------

            WAYNE BOSTON
          Attorney-in-Fact

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT, SOUTHERN COMPANY CAPITAL FUNDING, INC., A DELAWARE CORPORATION, HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON THE 3RD DAY OF JUNE, 1997.

                                          Southern Company Capital Funding,
                                           Inc.

                                                    /s/ W.L. Westbrook
                                          By: _________________________________
                                                      W.L. WESTBROOK
                                                         Director

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING DIRECTOR AND OFFICERS OF SOUTHERN COMPANY CAPITAL FUNDING, INC. IN THE CAPACITIES AND ON THE DATE INDICATED.

              SIGNATURE                         TITLE                DATE

         /s/ W.L. Westbrook            President, Chief          June 3, 1997
By: _________________________________   Executive Officer
           W.L. WESTBROOK               and Director
                                        (Principal
                                        Executive Officer)


          /s/ C.O. Rawlins             Vice President and        June 3, 1997
By: _________________________________   Chief Financial
            C.O. RAWLINS                Officer (Principal
                                        Financial and
                                        Accounting Officer)


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SOUTHERN COMPANY CAPITAL TRUST I HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON THE 3RD DAY OF JUNE, 1997.

                                          Southern Company Capital Trust I

                                                     /s/ Wayne Boston
                                          By: _________________________________
                                                       WAYNE BOSTON
                                                  ADMINISTRATIVE TRUSTEE

                                 Exhibit Index


   EXHIBIT                               DESCRIPTION
   -------                               -----------

     4.1 Subordinated Note Indenture of The Southern Company and Southern Company Capital Funding, Inc. relating to the Junior Subordinated Notes*
     4.2 First Supplemental Indenture to Subordinated Note Indenture of Southern Company Capital Funding, Inc. and The Southern Company relating to the Junior Subordinated Notes*
     4.3 Form of Certificate of Junior Subordinated Notes (included as Ex-hibit A to Exhibit 4.2)*
     4.4      Certificate of Trust of Southern Company Capital Trust I
     4.5      Trust Agreement of Southern Company Capital Trust I
     4.6      Amended and Restated Trust Agreement of Southern Company Capital
              Trust I*
     4.7 Form of Exchange Capital Security Certificate for Southern Com-pany Capital Trust I (included as Exhibit E to Exhibit 4.6)*
     4.8 Form of Exchange Capital Securities Guarantee of Southern Company Capital Funding, Inc. relating to the Exchange Capital Securi-ties*
     4.9      Registration Rights Agreement*
     4.10 Capital Securities Guarantee of The Southern Company relating to the Original Capital Securities*
     4.11 Agreement as to Expenses and Liabilities (included as Exhibit D to Exhibit 4.6)*
     5.1 Opinion of Troutman Sanders LLP to Southern Company Capital Fund-ing, Inc. as to legality of the Exchange Junior Subordinated Notes to be issued by Southern Company Capital Funding, Inc.*
     5.2 Opinion of Richards, Layton & Finger, special Delaware counsel, as to legality of the Exchange Capital Securities to be issued by Southern Company Capital Trust I*
     5.3 Opinion of Troutman Sanders LLP to The Southern Company as to le-gality of the Exchange Capital Securities Guarantee and the Ex-change Notes Guarantee to be issued by The Southern Company*
     8.1 Opinion of Troutman Sanders LLP, special tax counsel, as to certain United States federal income tax matters*
    12.1 Computation of ratio of earnings to fixed charges (Designated in Registration No. 333-28187 as Exhibit 12.1)
    12.2 Computation of ratio of earnings to fixed charges plus preferred dividend requirements (Designated in Registration No. 333-28187 as Exhibit 12.2)
    21.1 List of Subsidiaries of The Southern Company (Designated in Form 10-K for the year ended December 31, 1996, File No. 1-3536, as
              Exhibit 21)
    23.1      Consent of Arthur Andersen LLP
    23.2      Consent of Troutman Sanders LLP (included in Exhibit 5.1)*
    23.3      Consent of Richards, Layton & Finger (included in Exhibit 5.2)*
    23.4      Consent of Troutman Sanders LLP (included in Exhibit 5.3)*
    23.5      Consent of Troutman Sanders LLP (included in Exhibit 8.1)*
    24.1 Power of Attorney of certain officers and directors of The Southern Company (Designated in Registration No. 333-28187 as
              Exhibit 24.1)
    24.2 Resolution of The Southern Company re: Power of Attorney (Designated in Registration No. 333-28187 as Exhibit 24.2)
    25.1      Form T-1 Statement of Eligibility of Bankers Trust Company
    99.1      Form of Letter of Transmittal*
    99.2      Form of Notice of Guaranteed Delivery*
    99.3      Form of Exchange Agent Agreement*